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                                Exhibit 10.1

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                             DATED 12 JULY 2006




                          (1) CRT Capital Group LLC

                            (2) KBC Peel Hunt Ltd

                                (3) Directors

                     (4) Viceroy Acquisition Corporation







                        PLACING AGREEMENT RELATING TO

                              PLACING OF UNITS

                     OF VICEROY ACQUISITION CORPORATION

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                                  CONTENTS

1.       Definitions and Interpretation.....................................2

2.       Conditions.........................................................9

3.       Subscription for Units............................................10

4.       [Clause intentionally omitted]....................................11

5.       Price Stabilisation...............................................11

6.       AIM Application...................................................12

7.       Allotment.........................................................13

8.       Placing...........................................................13

9.       Payment to the Company............................................14

10.      Settlement........................................................15

11.      Fees, Commissions and Expenses....................................15

12.      Warranties........................................................17

13.      Indemnity.........................................................19

14.      Undertakings......................................................23

15.      US Undertakings...................................................24

16.      Prospectus Directive Undertakings.................................25

17.      Representations of the Company, CRT and Peel Hunt.................26

18.      Termination.......................................................26

19.      General...........................................................29

20.      Rights of Third Parties...........................................31

21.      Notices and Service of Proceedings................................31

22.      Law of Agreement..................................................32

SCHEDULE 1  The Directors..................................................34

SCHEDULE 2  Warranties.....................................................36

SCHEDULE 3  Documents to be Delivered......................................44

SCHEDULE 4  Limitation of Liability........................................46

SCHEDULE 5  Certificate....................................................47

SCHEDULE 6  Fees, Commissions and Expenses.................................48

Part IA UK Expenses to be Deducted from Proceeds by Peel Hunt..............48

Part IB US Expenses to be Deducted from Proceeds by CRT....................50

Part II Payments of Fees out of Working Capital by the Company.............51

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THIS AGREEMENT IS MADE ON       JULY 2006

BETWEEN:

(1) CRT CAPITAL GROUP LLC, a limited liability company organised under the laws of the State of Delaware, with its principal place of business at 262 Harbor Drive, Stamford, Connecticut, 06902 ("CRT");

(2) KBC PEEL HUNT LTD, whose registered office is at 111 Old Broad Street, London EC2N 1PH ("PEEL HUNT");

(3) THE SEVERAL PERSONS whose names and addresses are set out in Schedule 1 (the "DIRECTORS"); and

(4) VICEROY ACQUISITION CORPORATION, a corporation organised under the laws of the State of Delaware pursuant to the Delaware General Corporation Law, whose principal place of business is 8235 Forsyth Boulevard, Suite 400, St Louis, Missouri 63105 (the "COMPANY").

WHEREAS:

(A) The Company is a corporation formed and organised as a corporation under the laws of the State of Delaware.

(B) Peel Hunt has agreed, subject to the terms, conditions and provisions of this Agreement, to act as Nominated Adviser and Broker and as UK placing agent in relation to Admission and the Placing and CRT has agreed, subject to the terms and conditions and provisions of this Agreement, to act as non-UK placing agent in relation to Admission and the Placing.

(C) CRT and Peel Hunt have agreed on the terms and subject to the conditions referred to in this Agreement to act as placing agents for the Company in relation to Admission and the Placing and to use their respective reasonable endeavours to procure subscribers for the Subscription Units at the Placing Price.

(D) The Company has authorised Peel Hunt to make the AIM Application on its behalf in respect of all Common Shares and Warrants of the Company in issue.

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 Throughout this Agreement, including the Schedules, the following words and expressions have the meanings given to them below:

         ACCOUNTS DATE                      30 April, 2006.

         ACT                                the Companies Act 1985, as amended.

         ADMISSION                          the admission of the whole of
                                            the common stock and warrants of
                                            the Company to trading on AIM
                                            becoming effective in accordance
                                            with Rule 6 of the AIM Rules.

         ADMISSION DOCUMENT                 the document in the agreed form
                                            proposed to be published on behalf
                                            of the Company in connection with
                                            the AIM

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                                            Application as required by Rule 3
                                            of the AIM Rules.

         ADMISSION DOCUMENT                 the verification notes in the
         VERIFICATION NOTES                 agreed form (as of the date of
                                            this Agreement) prepared by the
                                            Company (and its advisors) in
                                            connectio with the Placing and
                                            for the purpose of
                                            substantiating the accuracy and
                                            completeness of the information
                                            contained in the Admission
                                            Document and the Presentation
                                            Materials.

         AIM                                the market of that name operated
                                            by the London Stock Exchange.

         AIM APPLICATION                    the application to be made by or
                                            on behalf of the Company to the
                                            London Stock Exchange for
                                            Admission.

         AIM RULES                          the rules published by the
                                            London Stock Exchange governing
                                            admission of securities to
                                            trading on AIM and the
                                            regulation of AIM companies and
                                            their nominated advisers as
                                            amended or reissued from time to
                                            time.

         ASSOCIATE                          in relation to a person, each of
                                            its subsidiaries, holding
                                            companies (and subsidiaries of
                                            any such holding companies) and
                                            each of their respective
                                            officers, directors and
                                            employees.

         BROKER a member firm appointed by the Company who assumes the responsibilities set out in Rule 35 of the AIM Rules.

         CERTIFICATE                        certificates in the agreed form
                                            issued in respect of Common
                                            Shares and Warrants
                                            respectively.

         COMMON SHARES                      shares of common stock par value
                                            US$0.0001, in the capital of the
                                            Company, having the rights and
                                            being subject to the restrictions
                                            set out in the certificate of
                                            incorporation and bylaws of the
                                            Company.

         CONDITIONS                         the conditions set out in clause
                                            2.1.

         DEALING CODE                       the code for dealings in the
                                            securities of the Company in the
                                            agreed form.

         DEALING DAY                        a day upon which dealings in
                                            domestic securities may take
                                            place on AIM with the authority
                                            of the London Stock Exchange.

         ENGAGEMENT LETTERS                 the letters of engagement between
                                            the Company and CRT and between
                                            the Company and Peel Hunt dated 13
                                            April and 4 May 2006 respectively,
                                            (and in the case of Peel Hunt,
                                            including without limitation, its
                                            standard terms and conditions as
                                            provided to the Company) entered
                                            into in relation to the Placing,
                                            the AIM Application and Admission,
                                            which shall terminate upon
                                            Admission.

         EXCHANGE ACT                       the US Securities Exchange Act of
                                            1934, as amended.

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         EXECUTIVE DIRECTORS                the Directors whose names appear
                                            in Part A of Schedule 1.

         FOUNDING SHAREHOLDERS              the persons who hold, directly or
                                            indirectly, Common Shares issued
                                            immediately prior to the Placing.

         FSA                                the UK Financial Services Authority.

         FSMA                               the UK Financial Services and
                                            Markets Act 2000.

         IMPACT DAY                         the date of this Agreement.

         INDEMNIFIED PERSONS                CRT and Peel Hunt and each of their
                                            respective Associates.

         INDEMNITY                          the indemnity in favour of the
                                            Indemnified Persons set out in
                                            clause 13.

         LOCK-IN DEED                       the deed to be entered into
                                            between each of the Directors
                                            and Founding Shareholders, the
                                            Company and Peel Hunt in the
                                            agreed form setting out certain
                                            restrictions in relation to the
                                            disposal of the Company's
                                            securities by the Directors and
                                            Founding Shareholders and
                                            certain of their connected
                                            persons.

         LONDON STOCK EXCHANGE              London Stock Exchange plc.

         LONG STOP DATE                     5 p.m. on 31 July, 2006.

         LOSSES                             all losses, claims, costs,
                                            damages, liabilities, charges
                                            (including stamp duty and stamp
                                            duty reserve tax) and expenses
                                            properly and reasonably incurred
                                            (including reasonable fees and
                                            costs and expenses of legal
                                            counsel).

         MEMBER STATE                       the countries which are members of
                                            the European Economic Area.

        NOMINATED ADVISER                   the person appointed by the
                                            Company as its nominated adviser
                                            pursuant to Rule 1 of the AIM
                                            Rules who assumes the
                                            responsibilities set out in Rule
                                            39 and Schedule 6 of the AIM
                                            Rules.

         NOMINATED ADVISER                  the agreement entered into on the
         AGREEMENT                          date of this Agreement between the
                                            Company and Peel Hunt, appointing
                                            Peel Hunt as nominated adviser and
                                            broker to the Company with effect
                                            from Admission.

         NON-EXECUTIVE DIRECTORS            the Directors whose names appear
                                            in part B of Schedule 1.

         PLACEES                            the persons whom CRT and Peel Hunt
                                            procure to subscribe for the
                                            Subscription Units on the terms
                                            and subject to the conditions of
                                            the Placing Letters (excluding,
                                            for the avoidance of doubt, Paul
                                            Anthony Novelly, or his
                                            designees).

         PLACING                            the proposed placing by CRT and
                                            Peel Hunt of the Subscription
                                            Units in accordance with the
                                            terms of this Agreement, the
                                            Placing Letters and the other
                                            Placing

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                                            Documents and as described in
                                            the Admission Document.

         PLACING DOCUMENTS                  the Admission Document, the
                                            Placing Letters and any other
                                            documents issued in connection
                                            with the Placing including,
                                            without limitation, any
                                            Supplementary Admission Document
                                            (or any pathfinder version of the
                                            Admission Document).

         PLACING LETTERS                    US Placing Letter and the UK
                                            Placing Letter.

         PLACING PRICE                      US $8.00 per Unit.

         PRESENTATION MATERIALS             the presentation materials in the
                                            agreed form prepared by CRT on
                                            behalf of the Company and used by
                                            it in meetings with institutional
                                            investors in connection with the
                                            Placing prior to the date of this
                                            Agreement.

         PRESS RELEASE                      the press release relating to the
                                            Placing in the agreed form.

         PRICE PER STABILISATION SHARE      a price equal to the average price
                                            per Stabilisation Share paid by
                                            Peel Hunt for all Stabilisation
                                            Shares calculated as follows:
                                            total price paid by Peel Hunt for
                                            all Stabilisation Shares divided
                                            by the Stabilisation Shares
                                            Quantity.

         PROCEEDS the total subscription amount payable by Placees in respect of Subscription Units at the
                                            Placing Price to CRT and Peel
                                            Hunt, as agents for the Company,
                                            in connection with the Placing.

         PROSPECTUS DIRECTIVE               Directive 2003/71/EC and includes
                                            any relevant implementing measure
                                            in the applicable Member State.

         REDUCED PROCEEDS                   an amount equal to the Proceeds
                                            minus the Stabilisation
                                            Withholding Amount.

         REGISTRAR                          Capita IRG (Offshore) Limited.

         REGULATION D                       Rules 501-508 of the Securities Act.

         REGULATION S                       Rules 901-906 of the Securities Act.

         REPORTING ACCOUNTANTS              KPMG LLP.

         SECURITIES ACT                     the US Securities Act of 1933, as
                                            amended.

         SHORT FORM REPORT                  the short form accountants' report
                                            on the Company prepared by the
                                            Reporting Accountants and
                                            reproduced in Part III of the
                                            Admission Document.

         STABILISATION ACTIVITIES           the purchase on AIM by Peel Hunt
                                            of Common Shares at the market
                                            price applicable to Common Shares
                                            at the time of such purchase for
                                            the purpose of supporting the
                                            market price of the Common Shares.

         STABILISATION PERIOD               the period starting at 8:00 a.m.
                                            on the day of Admission and ending
                                            at 5:00 p.m. on the 29th day
                                            following the day of Admission.

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         STABILISATION RETENTION ACCOUNT    the account maintained by Peel Hunt
                                            for the purposes of holding the
                                            Stabilisation Withholding
                                            Amount.

         STABILISATION SHARES               the Common Shares purchased by
                                            Peel Hunt during the Stabilisation
                                            Period pursuant to Stabilisation
                                            Activities.

         STABILISATION SHARES PRICE         an amount equal to 100.3% x the
                                            Price per Stabilisation Share x
                                            the Stabilisation Shares Quantity
                                            (together with any Tax paid or
                                            payable by Peel Hunt in respect of
                                            the transfer of the Stabilisation
                                            Shares from Peel Hunt to the
                                            Company including stamp duty of
                                            approximately 0.5 per cent. of the
                                            average price per share); and (for
                                            the avoidance of doubt) the
                                            additional 0.3% incorporated
                                            within the 100.3% referred to
                                            above represents an agreed
                                            broker's commission for Peel Hunt
                                            in respect of the Stabilisation
                                            Shares.

         STABILISATION SHARES QUANTITY      the total number of Common Shares
                                            comprising the Stabilisation
                                            Shares immediately following the
                                            end of the Stabilisation Period.

         STABILISATION WITHHOLDING AMOUNT   US$9,000,000.

         SUBSCRIPTION UNITS                 the 22,250,000 Units to be
                                            allotted and issued by the
                                            Company, comprising the 5,625,000
                                            Units to be subscribed for by Paul
                                            Anthony Novelly, or his designees,
                                            and the 16,875,000 Units to be
                                            subscribed for by potential
                                            Placees pursuant to the Placing,
                                            but not for the avoidance of doubt
                                            including the 5,625,000 Units to
                                            be subscribed for by Paul Anthony
                                            Novelly, or his designees.

         SUPPLEMENTARY ADMISSION DOCUMENT   any supplementary admission
                                            document published for and on
                                            behalf of the Company under the
                                            AIM Rules and prepared in
                                            accordance with clauses 18.4 and
                                            18.5.

         TAX OR TAXATION                    any form of taxation whenever
                                            created or imposed and whether of
                                            the United Kingdom or elsewhere,
                                            including all forms of taxation,
                                            impositions, duties (including
                                            stamp duty), contributions and
                                            levies and all penalties, fines,
                                            charges, costs and interest
                                            relating thereto.

         TAX AUTHORITY OR TAXATION          any revenue, customs,
         AUTHORITY                          governmental, statutory,
                                            provincial, federal or other
                                            fiscal revenue authority competent
                                            to impose, administer and collect
                                            Tax, whether in the United Kingdom
                                            or elsewhere.

         TRUST ACCOUNT                      the trust account created pursuant
                                            to the terms of the Trust
                                            Agreement into which certain
                                            proceeds of the Placing are to be
                                            deposited.

         TRUST AGREEMENT                    the investment management trust
                                            agreement in the agreed form to be
                                            entered into by the Company and
                                            Continental

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                                            Stock Transfer & Trust Company, as
                                            trustee.

         UK NET PROCEEDS                    The subscription monies paid to
                                            and received by Peel Hunt from UK
                                            Placees, less the commissions owed
                                            to Peel Hunt by the Company in
                                            accordance with clause 11.1, and
                                            as set out at Part I-A of
                                            Schedule 6, but not for the
                                            avoidance of doubt including the
                                            fees and expenses to be paid out
                                            of the Company's working capital
                                            listed at Part II of Schedule 6.

         UK PLACEES                         Placees who have entered into UK
                                            Placing Letters.

         UK PLACING LETTERS                 the subscription agreements, each
                                            with an accompanying form of
                                            acceptance, to be entered into by
                                            prospective Placees who are not US
                                            Persons.

         UNITED KINGDOM OR UK               the United Kingdom of Great
                                            Britain and Northern Ireland.

         UNITS                              units of one Common Share and one
                                            Warrant.

         US GAAP Generally Accepted Accounting Principles in the United States (in effect from time to time).

         US NET PROCEEDS                    the subscription monies paid to
                                            and received by CRT from US
                                            Placees, less (i) commissions owed
                                            to CRT by the Company in
                                            accordance with clause 11.1 as set
                                            out at Part IB of Schedule 6, (ii)
                                            the Working Capital Amount, and
                                            (iii) any amount paid to Peel Hunt
                                            in accordance with clause 9.1, but
                                            not for the avoidance of doubt
                                            including the fees and expenses to
                                            be paid out of the Company's
                                            working capital listed at Part II
                                            of Schedule 6.

         US PERSONS                         a US person, as defined in
                                            Regulation S.

         US PLACEES                         Placees who have entered into US
                                            Placing Letters.

         US PLACING LETTERS                 the subscription agreements, each
                                            with an accompanying form of
                                            acceptance, to be entered into by
                                            prospective Placees who are US
                                            Persons.

         VAT                                United Kingdom Value Added Tax.

         WARRANTIES                         the warranties set out in clause 12
                                            and Schedule 2.

         WARRANTORS                         the Company and the Executive
                                            Directors, together with, in
                                            relation to clauses 12 and 13 and
                                            Warranties 16, 17 and 19 of
                                            Schedule 2 only, the Non-Executive
                                            Directors.

         WARRANTS the warrants issued by the Company and comprised in the Units, the details of which are set out in the Admission Document.

         WORKING CAPITAL AMOUNT             US$750,000.

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         WORKING CAPITAL REPORT             the working capital report on the
                                            Company dated on or around the
                                            date of this Agreement, prepared
                                            by the Reporting Accountants and
                                            addressed to the Company and CRT
                                            and Peel Hunt.

1.2      Where used in this Agreement:

         (a) "SUBSIDIARY", "SUBSIDIARY UNDERTAKING", "PARENT UNDERTAKING", "FINANCIAL YEAR" and "CONNECTED PERSONS" shall have the meanings respectively attributed to them by the Act at the date of this Agreement;

         (b) "AFFILIATE" shall have the meaning given to such term pursuant to Rule 501(b) of the Securities Act; and

         (c) "ACTING IN CONCERT" shall have the meaning given in the City Code on Takeovers and Mergers.

1.3      A reference to any statute or statutory provision or AIM Rule in this
         Agreement:

         (a) includes any order, instrument, regulation, permission and direction made or issued under such statute or statutory provision or AIM Rule or deriving validity from it;

         (b) shall be construed as a reference to such statute or statutory provision as in force at the date of this Agreement (including, for the avoidance of doubt, any amendments made to such statute or statutory provision or AIM Rule that are in force at the date of this Agreement); and

         (c) shall also be construed as a reference to any statute or statutory provision or AIM Rule of which such statute or statutory provision or AIM Rule is a re-enactment or consolidation.

1.4 The headings in this Agreement are for convenience only and shall not affect its meaning.

1.5 References to a recital, clause, Schedule or paragraph are (unless otherwise stated) to a recital to, clause of or Schedule to this Agreement or to a paragraph of the relevant Schedule. The recitals and Schedules form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and the Schedules.

1.6 A document expressed to be "in the agreed form" shall mean a document, the terms, conditions and form of which have been agreed by the Company, CRT and Peel Hunt and a copy of which has been identified as such and initialled by or on behalf of CRT and Peel Hunt and the Company (subject to any further amendments which the Company, CRT and Peel Hunt may subsequently agree).

1.7 Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

1.8 In construing this Agreement general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

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1.9      References to time of day, unless otherwise expressly stated, are to
         London (England) times.

1.10 References to a person include an individual, a body corporate, a corporation, a firm, association, partnership, joint venture, organisation, institute, trust or agency, whether or not having a separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists.

2.       CONDITIONS

2.1 Subject to this clause 2 and clause 17, the obligations of the parties under this Agreement are conditional upon satisfaction of each of the following conditions, in each case by the relevant time and/or date referred to below (or, unless otherwise specified, such later time and/or date as CRT, Peel Hunt and the Company may determine, being no later than the Long Stop Date):

         (a) an electronic copy of the Admission Document being submitted to the London Stock Exchange as required by Rule 5 of the AIM Rules together with the completed AIM Application (in the form specified by the AIM Rules) and the fee payable in respect of the AIM Application (with the accompanying declaration from Peel Hunt pursuant to Rule 39 of the AIM Rules) by not later than 9.00 a.m. on 7 July, 2006 (or such other time and/or date as the Company and Peel Hunt may agree); and

         (b) the performance by the Company of its obligations under this Agreement so far as the same fall to be performed prior to Admission; and

         (c) the delivery by the Company to Bingham McCutchen LLP on behalf of Peel Hunt of a letter in the form set out in
                  Schedule 5 signed by a Director or duly authorised officer on behalf of the Company by not later than 5.00 p.m. on the Dealing Day immediately prior to the expected date of Admission; and

         (d) Admission occurring not later than 8.00 a.m. on 12 July, 2006; and

         (e) the Nominated Adviser Agreement being entered into by not later than the date of this Agreement; and

         (f) the London Stock Exchange granting a derogation in writing from the requirement for (i) electronic settlement of securities contained in Rule 36 of the AIM Rules in respect of the Common Shares and the Warrants, and (ii) annual consent from the Company's shareholders to the Company's investing strategy contained in Rule 8 of the AIM Rules being delayed in accordance with the description of such derogation contained in the Admission Document.

2.2 The Conditions set out in clauses 2.1(a) and 2.1(b) may be waived in whole or in part by CRT and Peel Hunt in their absolute discretion by notice in writing to the Company. The Company, CRT and Peel Hunt may agree in writing to extend the time for satisfaction of any Condition (but in any event no later than the Long Stop Date).

2.3 The Company and the Directors undertake to each of CRT and Peel Hunt to use all their respective reasonable endeavours to fulfil or, at the Company's own expense, to procure the fulfilment of the Conditions by the times and dates specified in clause 2.1 and CRT and Peel Hunt agree to provide the Company and the Directors, where applicable, with their reasonable assistance in connection therewith.

2.4 Subject to the provisions of clause 18.3, if any Condition shall not have been fulfilled (or waived) on or before the date or time specified for the fulfilment thereof (or at such later time

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         and/or date as CRT, Peel Hunt and the Company may agree (but in any event no later than the Long Stop Date)) or becomes incapable of being fulfilled (and is not so waived) no party shall be obliged to perform any further obligations under this Agreement (other than under or by reference to this clause 2.4 and clauses 1, 11.2, 11.3, 13, 18, 19, 20, 21 and 22 which shall remain in full force and effect) and in such event (except in relation to any breaches prior to the relevant date) no party to this Agreement shall have any claim against any other party to this Agreement for costs, damages, compensation or otherwise.

3.       SUBSCRIPTION FOR UNITS

3.1 The Company hereby irrevocably appoints (i) CRT to act as its placing agent to US Persons and to Placees located in Switzerland and Canada, and (ii) Peel Hunt to act as its placing agent to non-US Persons, in each case for the purpose of carrying out the Placing and arranging subscribers for the subscription of the Subscription Units at the Placing Price in the manner set out in this Agreement and the Placing Documents.

3.2 CRT and Peel Hunt hereby accept their respective appointments under clause 3.1 and agree as agents for the Company, to use their reasonable endeavours to procure subscribers in cash for the Subscription Units upon and subject to the terms and conditions of the Placing Documents at the Placing Price.

3.3      The Company confirms that the respective appointments under clause
         3.1 confer on CRT and Peel Hunt respectively all powers, authorities and discretions on behalf of the Company which are necessary for, or reasonably incidental to, the carrying out of the Placing to the extent that they relate to the procuring of subscribers for the Subscription Units, and undertakes to ratify and confirm everything which CRT and Peel Hunt lawfully do in carrying out or exercising their responsibilities with respect to such appointments, powers, authorities and discretions, not inconsistent with the Admission Document, the Presentation Materials and the Placing Documents. The Company authorises CRT and Peel Hunt to give instructions to the Registrar in relation to the Placing and the allotment of Subscription Units to Placees in accordance with clause 7.

3.4 The Company undertakes to do all such other acts as may be reasonably required to vest the Subscription Units in subscribers procured by CRT or Peel Hunt, or otherwise as CRT or Peel Hunt may reasonably direct (as the circumstances shall require).

3.5 The Company undertakes to each of CRT and Peel Hunt not to create any adverse interest over the Subscription Units to be allotted and issued by it pursuant to this Agreement.

3.6 The subscription price for each of the Subscription Units shall be the Placing Price, which shall be satisfied in cash in accordance with clauses 9 and 10.

3.7 The Common Shares subscribed for as part of the Subscription Units shall be issued fully paid, free from all liens, mortgages, charges, encumbrances and other third party rights and will, as from the date when they are issued and are fully paid up, rank in full for all dividends and other distributions declared, made or paid on the Common Shares after Admission and otherwise rank pari passu in all respects with, and be identical to, the existing Common Shares then in issue.

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4.       [CLAUSE INTENTIONALLY OMITTED]

5.       PRICE STABILISATION

5.1 Subject to the other provisions of this clause 5, if at any time during the Stabilisation Period (and for so long as) the market price of one Common Share is lower than $7.20, Peel Hunt (wherever practicable following consultation with CRT and the Company) may (but shall not be obliged to) perform Stabilisation Activities.

5.2 Any Stabilisation Shares purchased by Peel Hunt shall be purchased using Peel Hunt's own funds (and not any funds (including the Stabilisation Withholding Amount) held by Peel Hunt on behalf of the Company) and shall be owned by Peel Hunt (both as to legal and equitable title) until transferred to the Company pursuant to clause 5.7.

5.3      Peel Hunt shall not:

         (a) purchase or agree to purchase Common Shares pursuant to Stabilisation Activities having an aggregate Stabilisation Shares Price greater than the Stabilisation Withholding Amount;

         (b)      purchase Warrants pursuant to Stabilisation Activities; or

         (c) be obliged to perform any Stabilisation Activities to the extent such Stabilisation Activities would (or, in Peel Hunt's absolute discretion, may) be prohibited by applicable laws and/or regulations (including, without limitation, the provisions of the Act, FSMA, the AIM Rules and/or any other rules and/or regulations promulgated by the FSA).

5.4 The Company undertakes on the third Dealing Day following performance of any Stabilisation Activities by Peel Hunt or at the end of the Stabilisation Period (each, a "STABILISATION SETTLEMENT DATE") to purchase from Peel Hunt and Peel Hunt undertakes to sell to the Company all of the Stabilisation Shares at the Stabilisation Shares Price, but not in an amount exceeding the Stabilisation Withholding Amount.

5.5 Within 2 Dealing Days of the end of the Stabilisation Period, Peel Hunt shall notify the Company of the Stabilisation Shares Price (specifying the Stabilisation Shares Quantity and the Price per Stabilisation Share) and such amount shall be immediately due and payable on the date of such notice.

5.6 Peel Hunt shall, on any Stabilisation Settlement Date, set-off (from the account maintained in accordance with clause 9.2(a)(ii)) Peel Hunt's obligation to pay to the Company an amount of the Stabilisation Withholding Amount equal to the Stabilisation Shares Price (as referred to in clause 9.3.) in full and final discharge of the Company's obligation to pay the Stabilisation Shares Price to Peel Hunt.

5.7 Within five Dealing Days of receipt of full payment from the Company in cleared funds of the amounts due to Peel Hunt pursuant to this clause 5 which, unless otherwise agreed by the Company, shall be by way of the agreed set-off referred to in clause 5.6, Peel Hunt shall (or shall procure another person to) send to the Company duly executed stock transfer forms, all relevant share certificates and such other documentation as the Company may reasonably require in order to transfer all of the Stabilisation Shares to the Company.

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6.       AIM APPLICATION

6.1 The Company shall and each Executive Director shall procure that the Company shall immediately following the execution of this Agreement deliver, or procure that there are delivered to Peel Hunt, the documents specified in Schedule 3 at the times specified in, and otherwise in accordance with, the requirements of that Schedule.

6.2 Peel Hunt may, in its absolute discretion, waive the requirement that the Company deliver to it any document required to be so delivered pursuant to clause 6.1 and Schedule 3 or may extend the time and date for delivery of any such document. Any waiver or extension may be granted by Peel Hunt subject to such conditions as it may in its absolute discretion consider appropriate.

6.3 The Company shall promptly make the AIM Application through Peel Hunt, as Nominated Adviser, and shall comply with all reasonable requirements which the London Stock Exchange shall make of it so as to enable the AIM Application to be granted and the Company undertakes to each of CRT and Peel Hunt that it shall use its reasonable endeavours to achieve Admission by the date specified in clause 2.1(d) and will at its own expense supply or procure to be supplied, all such information and documentation, give or procure the giving of all such undertakings, execute, or procure the execution of all such documents, pay all such fees and generally do, or procure to be done, all such things, in each case as may be necessary, or properly required by the London Stock Exchange, in connection therewith and will comply fully with all relevant provisions of the Act, FSMA, the AIM Rules and/or any other rules and/or regulations promulgated by the FSA, applicable thereto.

6.4 The Company and Peel Hunt shall also procure (so far as is within their power of procurement) that:

         (a) the information specified in Schedule One to the AIM Rules, in the form specified, is submitted to the London Stock Exchange as required by Rule 2 of the AIM Rules not later than 9.00 a.m. on 7 July, 2006;

         (b) one copy of the Admission Document and the completed application form (in the form specified by the AIM Rules) are delivered to the London Stock Exchange as required by Rule 5 of the AIM Rules not later than 9.00 a.m. on 7 July, 2006;

         (c) copies of the Admission Document are published in accordance with the requirements of the AIM Rules;

         (d) by 5.00 p.m. on the day before Impact Day, resolutions of the board of directors of the Company conditionally allotting the Common Shares and Warrants, conditional upon Admission, are delivered to CRT and Peel Hunt; and

         (e) any and all documents as are reasonably required by CRT and Peel Hunt for the purposes of Admission are made available to them at the Company's expense.

6.5 Peel Hunt, in its capacity as Nominated Adviser, shall provide to the Company appropriate advice and guidance for the purposes of obtaining approval of the AIM Application and shall comply with such of the AIM Rules as are applicable to it in its capacity as Nominated Adviser for the purposes of Admission in completing and submitting to the London Stock Exchange the declaration required under Rule 39 of the AIM Rules in connection therewith, provided that Peel Hunt shall only be required to issue such declaration, in its sole discretion, if it is satisfied that the Company has complied with all applicable AIM Rules in relation to Admission.

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6.6      Peel Hunt, in its capacity as Nominated Adviser, shall provide to the Company appropriate advice and guidance for the purposes of obtaining from the London Stock Exchange the derogations referred to at clause 2.1(f), but shall have no obligation or liability to the Company or any other person if the London Stock Exchange refuses to grant such derogations for whatever reason.

6.7 The Company shall provide the Registrar with all necessary authorisations and (to the extent it is reasonably able) information to enable the Registrar to perform its duties as registrar in accordance with and as contemplated by this Agreement, the Placing Documents and any agreement between the Company and the Registrar in relation to the AIM Application and Admission. Prior to Admission, Peel Hunt confirms that it shall liaise with the Registrar on behalf of the Company and the Company confirms that it shall, upon request by Peel Hunt, provide such information to the Registrar as may reasonably be required.

6.8 The Company shall make available free of charge to the public for not less than one month from the date of Admission a copy of the Admission Document at the offices of Peel Hunt and the London offices of the Company's solicitors, Mintz Levin Cohn Ferris Glovsky and Popeo PC, to enable the Company to comply with its obligations under Rule 3 of the AIM Rules.

7.       ALLOTMENT

7.1 The Directors undertake that prior to Admission they will convene and hold a meeting of the board of Directors of the Company for the purpose of considering and passing all resolutions required in connection with the allotment and issue of the Subscription Units, the Common Shares and the Warrants (such resolutions to be in a form approved by CRT and Peel Hunt) and all resolutions otherwise required in connection with the Placing and Admission and will ensure that all such resolutions are or will be duly and validly passed.

7.2 The Company irrevocably undertakes to each of CRT and Peel Hunt that it shall, upon receipt from CRT and Peel Hunt of their respective lists of subscribers for the Subscription Units pursuant to clause 8.3, allot the Common Shares and Warrants comprised in the Subscription Units at the Placing Price to the Placees in the numbers and proportions set out in such lists (including to CRT or Peel Hunt as nominee for all or any of the subscribers), subject to the Certificate of Incorporation and Bylaws of the Company and conditional only upon Admission occurring.

8.       PLACING

8.1 The Company authorises and directs Peel Hunt, and Peel Hunt agrees, to arrange for the release of the Press Release to the press as soon as practicable following 8.00 a.m. on the date of Admission.

8.2 Within one day of the date of this Agreement, CRT and Peel Hunt shall, to the extent that they have not already done so, dispatch the Placing Letters and the draft Admission Document to such persons as they determine in their absolute discretion and use their reasonable endeavours to place the Subscription Units at the Placing Price with Placees selected by them (which may include CRT and Peel Hunt and/or members of the respective groups of companies of which they are a member) on and subject to the terms set out in the Placing Letters.

8.3      CRT and Peel Hunt shall by no later than noon (US Eastern Standard
         Time) on the Dealing Day after the date of the Agreement notify the Company and/or the Registrar (as appropriate)

                                      13

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

         of the names, addresses and entitlements to Subscription Units of the Placees procured by CRT and Peel Hunt respectively to subscribe for the Subscription Units.

8.4 Peel Hunt shall be entitled to make for itself or on behalf of any Indemnified Person any announcement concerning the Placing as may in its reasonable and sole opinion be necessary in order to comply with its obligations and duties as a Nominated Adviser if, in Peel Hunt's sole opinion (acting reasonably), the Placing Documents contain a misleading statement for the purposes of section 397 of the FSMA.

8.5 CRT and Peel Hunt shall receive all payments on behalf of the Company from US Placees and UK Placees respectively, and hold and apply such amounts in accordance with clause 9.

9.       PAYMENT TO THE COMPANY

9.1 In the event that as at the date of Admission, the aggregate subscription monies paid to Peel Hunt by UK Placees is less than the aggregate of (i) the commissions owed to Peel Hunt under clause
         11.1 (a) and (b), and (ii) the Stabilisation Withholding Amount, CRT shall on behalf of the Company, pay to Peel Hunt (by telegraphic transfer) out of the aggregate subscription monies paid to CRT by US Placees, an amount equal to such difference (plus the costs of such transfer), to be applied by Peel Hunt in payment of such fees and commissions and towards payment of the Stabilisation Withholding Amount into the Stabilisation Retention Account pursuant to clause 9.2(a).

9.2 By 5.00 p.m. (New York time) on the date of Admission, CRT shall pay the Working Capital Amount to the Company out of the aggregate subscription monies CRT has received from US Placees. Subject to and following the Company complying with its obligations under clause 11 (and specifically without limitation, with its obligation to pay corporate finance fees under clause 11.1(b), all fees and expenses referred to in clause 11.2, and any payments required in accordance with clause 11.3) and subsequent to the making of any payments by CRT pursuant to clause 9.1 and the payment of the Working Capital Amount to the Company:

         (a)      Peel Hunt shall transfer on behalf of the Company:

                  (i) the UK Net Proceeds less the Stabilisation Withholding Amount to the Trust Account provided that amount is greater than zero; and

                  (ii) the Stabilisation Withholding Amount into a segregated, non-interest bearing account maintained by Peel Hunt pending the end of the Stabilisation Period (being the Stabilisation Retention Account), which shall be distributed in accordance with clause 9.3 below; and

         (b) CRT shall transfer on behalf of the Company the US Net Proceeds to the Trust Account,

         in each case, as soon as practicable following Admission and in any event not later than 5.00 p.m. on the first Dealing Day immediately following Admission. Such payment for the Subscription Units (subject to the deductions referred to above) shall occur by telegraphic transfer in immediately available funds in accordance with instructions provided by the Company in writing to CRT and Peel Hunt not less than two Dealing Days prior to Admission (which the Company undertakes so to provide).

9.3 Within 3 Dealing Days of the end of the Stabilisation Period (but subject to the agreed set-off described in clause 5.6 and the deductions described in this clause 9) Peel Hunt shall, on

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         behalf of the Company, transfer to the Trust Account, an amount equal to the Stabilisation Withholding Amount less the Stabilisation Shares Price.

9.4      The Company:

         (a) agrees that clause 9.3 sets out the Company's sole and complete entitlement to receive (and Peel Hunt's sole and complete obligation to pay to the Company) all or part of the Stabilisation Withholding Amount; and

         (b) undertakes that it will not create (or permit the creation of) any charge, mortgage, lien, pledge, encumbrance or other third party right over or in respect of all or any part of the Stabilisation Withholding Amount.

9.5 Payment of such monies in the manner and to the accounts mentioned in clauses 9.1 to 9.4 shall constitute a complete discharge of the payment and Placing obligations of CRT and Peel Hunt pursuant to this Agreement.

10.      SETTLEMENT

10.1 The Company agrees with CRT and Peel Hunt that it will, on or before Admission, instruct the Registrar to promptly register (without registration fee) the persons named by CRT and Peel Hunt (in respect of such persons from whom CRT and Peel Hunt have received signed binding Placing Letters confirming their subscription for Common Shares and Warrants) in accordance with clause 8.3 as the holders of Common Shares and Warrants, conditional only on Admission taking place.

10.2 The Company shall prior to Admission provide, or procure the provision of, all information and authorisations required by the Registrar to perform its duties as registrar in accordance with and as contemplated by the terms of this Agreement, the Placing Documents and any agreement between the Company and the Registrar.

10.3 As soon as practicable following their registration, the Company shall procure that the Registrar issue Certificates to those persons registered as holders of Common Shares and Warrants pursuant to clause 10.1 above. These Certificates shall be dispatched either to the holders directly or to CRT and Peel Hunt respectively, as the Company, CRT or Peel Hunt may instruct the Registrar.

10.4 The Company and, if any Certificates are dispatched by them to the Registrar, CRT and Peel Hunt, shall procure that Certificates are delivered to all holders registered pursuant to clause 10.1 not later than five Dealing Days following Admission.

11.      FEES, COMMISSIONS AND EXPENSES

11.1 In consideration of CRT and Peel Hunt's respective covenants and obligations under this Agreement and CRT and Peel Hunt's respective services in connection with the Placing and the AIM Application, the Company shall, subject to clause 11.6, pay to CRT and Peel Hunt on the date of Admission:

         (a) a basic commitment commission of six per cent. (6%) of the aggregate value of the Subscription Units in respect of which Placees have been secured at the Placing Price apportioned between CRT and Peel Hunt as follows:

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

                  (i) CRT to receive a basic commitment commission of US$7,290,000, less the deferred commission of US$2,430,000, to be deposited in the Trust Account, referred to in 11.1(c) below;

                  (ii) Peel Hunt to receive a basic commitment commission of US$810,000, less the deferred commission of US$270,000 to be deposited in the Trust Account, referred to in 11.1(c) below,

                  and CRT and Peel Hunt are hereby authorised to deduct an amount equal to the aggregate of such commissions from the payments to be made by CRT and Peel Hunt in accordance with this Agreement; and

         (b) corporate finance fees of US$1,350,000 to CRT and US$200,000 to Peel Hunt,

                  provided that,

         (c) CRT and Peel Hunt have agreed to defer US$2,700,000 of their commitment commission payable pursuant to clause 11.1(a) above until the consummation of a Qualified Business Combination (as defined and described in more detail in the Admission Document) such deferred commissions comprising US$2,430,000 commission to be deferred by CRT and US$270,000 to be deferred by Peel Hunt to be deposited in the Trust Account and to be paid to CRT and Peel Hunt upon the consummation of such Qualified Business Combination, in accordance with the terms of the Trust Agreement;

11.2 The parties acknowledge that the Company is not expected to bear any VAT as a result of the Placing and Admission. However, to the extent that any VAT is payable, the Company shall bear the cost of such payment. The Company shall bear all costs, charges and expenses of, or incidental to, the satisfaction of the Conditions, the Placing, the AIM Application, the issue of the Subscription Units and the arrangements referred to in, or contemplated by, this Agreement (together with any VAT chargeable thereon) including, without limitation, all fees and expenses payable in connection with Admission, the London Stock Exchange AIM admission fees, all expenses of the Registrar, printing and advertising expenses, postage and all legal, accountancy, actuarial and other professional fees and expenses which shall include the fees and expenses of CRT and Peel Hunt's legal advisers, but only up to a maximum amount of US$75,000, all as set out at Part I-B, and Part II-B of Schedule 6. The Company shall immediately upon request by CRT and Peel Hunt reimburse to CRT and Peel Hunt, as the case may be, the amount of any such costs, charges and expenses which CRT and Peel Hunt may have paid.

11.3 Where, pursuant to the Placing and Admission, this clause 11 or clause 13, a sum is payable to CRT or Peel Hunt, in respect of any cost or expense incurred by CRT or Peel Hunt and that cost or expense includes an amount in respect of VAT, the Company shall(if applicable) in addition pay to CRT or Peel Hunt, as the case may be, in respect of VAT:

         (a) where the payment (or any part of it) constitutes the consideration (or any part of the consideration) for any supply by CRT or Peel Hunt, or anything which is treated for VAT purposes as a supply by CRT or Peel Hunt to the Company, such amount as equals any VAT properly payable thereon and on such VAT, if any, as is referred to in clause 11.3(b);

         (b) (except where the payment falls within clause 11.3(c)) where the payment is in respect of costs, charges or expenses incurred by CRT or Peel Hunt, such amount as equals any VAT charged to or incurred by CRT or Peel Hunt in respect of that cost,

                                      16

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

                  charge or expense and which CRT or Peel Hunt certifies is not recoverable by CRT or Peel Hunt by repayment or credit (such certificate to be conclusive in the absence of manifest error); and

         (c) where the payment is in respect of costs, charges or expenses incurred by CRT or Peel Hunt as agent for the Company, such amount as equals the amount included in the costs, charges or expenses in respect of VAT, such payments to be made within seven days of CRT or Peel Hunt, as the case may be, requesting the same and against product by CRT or Peel Hunt of an appropriate tax invoice.

11.4 In the event that any stamp duty, stamp duty reserve tax or similar tax is payable in respect of the Common Shares or Warrants to ensure that those persons becoming entitled pursuant to this Agreement to be registered as holders of the same be so registered, such duty shall be borne by the Placees.

11.5 Notwithstanding that CRT or Peel Hunt are acting as agents for the Company in connection with the Placing, each of them may retain any commissions payable to it, pursuant to clause 11.1 (subject to the deferred commissions referred to in clause 11.1(c). Any Subscription Units which each of CRT and Peel Hunt purchases or subscribes as principal may be retained or dealt in by it for its own use and benefit.

11.6 Notwithstanding any other provision of the Agreement, the fees, costs, charges, commissions and expenses payable by the Company to CRT and Peel Hunt hereunder:

         (a) under clause 11.1 shall be due and payable upon Admission, save that the deferred fees and commissions referred to in clause 11.1(c) will be payable upon consummation of a Qualified Business Combination (as such term is defined in the Admission Document);

         (b) under any other part of this clause 11 shall be due and payable upon the earlier of Admission, the Long Stop Date or a termination of this Agreement under clause 18;

         (c) are not in addition to the fees, costs, charges, commissions and expenses payable under the Engagement Letters and represent all the fees and expenses payable by the Company to CRT and Peel Hunt in respect of the Placing; and

         (d) no fees or commissions whatsoever shall be payable with regard to the US$45 million subscription of Paul Anthony Novelly or his designees for Subscription Units in the Placing, as is described in more detail in the Admission Document.

12.      WARRANTIES

12.1 The Warrantors jointly and severally warrant to CRT and Peel Hunt that each Warranty is true, accurate and not misleading at the date of this Agreement, save that the Directors severally warrant to CRT and Peel Hunt in respect of clause 12.3, and Warranties 16, 18 and 19 of Schedule 2 as at the date of this Agreement.

12.2 The Warrantors severally agree not to cause, and severally to use all reasonable endeavours not to permit, any event to occur or allow any omission which would render any of the Warranties untrue, inaccurate or misleading if it were to be repeated immediately prior to Admission by reference to the facts and circumstances then subsisting.

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12.3     Each Director further severally warrants to CRT and Peel Hunt that the responses given by him to the directors' questionnaire and the information set out in the Admission Document relating to him and his connected persons are true and accurate and each is not by itself or by omission misleading and that all information relating to himself which would reasonably be considered material for disclosure in the Admission Document has been disclosed to CRT and Peel Hunt.

12.4 Without prejudice to the provisions of clause 18.4 each of the Warrantors undertakes to notify CRT and Peel Hunt in writing, immediately upon him or it becoming aware of any fact or circumstance, which would or is likely to indicate at any time up to Admission:

         (a) that any of the Warranties was untrue, inaccurate or misleading at the date of this Agreement;

         (b) that any of the Warranties would be untrue, inaccurate or misleading if it were to be repeated immediately prior to Admission by reference to the facts and circumstances at that time subsisting; or

         (c) any other facts or circumstances which occur or arise at any time prior to Admission which is or may constitute a significant change or new matter for the purposes of the AIM Rules.

12.5 Where any statement in the Warranties is qualified by the expression "to the best of the knowledge, information and belief of the Warrantors" or "so far as the Warrantors are aware" or any similar expression, each Warrantor shall be deemed to have knowledge of:

         (a) other than in respect of the Warranty given at clause 12.3 and Warranties 18 and 19 of Schedule 2, anything of which the other Warrantors have knowledge or are deemed by paragraphs (b) or (c) below to have knowledge;

         (b) anything of which he ought reasonably to have knowledge given his particular position in and responsibilities to the Company; and

         (c) anything of which he would have had knowledge had he made due and careful enquiry before giving the Warranties.

12.6 The Warranties shall continue in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement.

12.7 The Warranties shall be qualified to the extent of any facts or information fairly disclosed in the Admission Document, or otherwise fairly disclosed pursuant to the terms of this Agreement.

12.8 The Warrantors acknowledge that CRT and Peel Hunt are entering into this Agreement in reliance upon each of the Warranties which has also been given with the intention of inducing CRT and Peel Hunt to enter into this Agreement.

12.9 Each of the Warranties shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other of them or any term of this Agreement (other than clauses 12.7 and 12.10).

12.10    The liability of the Warrantors shall be limited as set out in
         Schedule 4.

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12.11    References in this Agreement to a warranty or undertaking being (or not being) true and accurate or being (or not being) misleading shall mean material in the context of the Company or the Placing.

12.12 To the extent that a Supplementary Admission Document is published after the date of this Agreement in accordance with clauses 18.4 and 18.5, all references to the Admission Document in this clause 12 and Schedule 2 shall be taken to include any such Supplementary Admission Document and the Warranties shall be deemed to be qualified by any statement made therein with effect from the date of publication of such Supplementary Admission Document.

13.      INDEMNITY

13.1 The Company agrees, and each of the Directors severally agrees to indemnify CRT and Peel Hunt (for themselves and as trustees for each of the other Indemnified Persons) against and to pay on demand an amount equal to all Losses which any Indemnified Person may pay, suffer or incur indirectly or directly (including, without limitation, those paid, suffered or incurred in investigating, seeking advice as to, defending or disputing any such claim, action, demand, proceedings, investigation or liability and in enforcing its rights under this clause) and which in any case is occasioned by or results from or is attributable to or would not have arisen but for:

         (a) the issue or despatch of the Placing Documents (or any of them) in breach of any applicable law or regulation;

         (b) the allotment and issue of the Subscription Units in breach of any applicable law or regulation;

         (c) any breach or alleged breach (other than a breach alleged only by an Indemnified Person) by the Company of any of the Warranties or breach of any of the other provisions of, or their respective obligations or undertakings under, this Agreement or otherwise in connection with the Placing;

         (d) the Placing Documents not containing, or being alleged not to contain, all information required to be stated therein (including by law or regulation and, for the avoidance of doubt, the AIM Rules) or any statement therein (whether of fact, opinion, expectation or intention and including any forecast, projection or estimate) being or being alleged to be untrue, inaccurate, incomplete or misleading or as having been made negligently or otherwise without the required standard of skill and care or reasonableness expected of a director of an AIM listed company;

         (e) the approval or issue by CRT or Peel Hunt of any invitation or inducement to engage in investment activity (as defined in section 21 of the FSMA) relating to the Placing;

         (f) the proper performance by CRT or Peel Hunt of its services to the Company in connection with the Placing and the AIM Application or the content, preparation, publication and distribution of any of the Placing Documents; or

         (g) any failure or alleged failure by the Company or any of its agents, employees, officers or professional advisers (other than the Indemnified Persons) to comply with the FSMA, the AIM Rules, the Securities Act, the Exchange Act or any other requirements of statute or statutory regulations or laws or regulations of any country in relation to the Placing, the publication and despatch of the Placing Documents, this

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                  Agreement, the AIM Application or Admission (including any requirements imposed upon it by the London Stock Exchange in connection with the AIM Application).

13.2     The Indemnity contained in clause 13.1:

         (a) shall not extend to any Losses to the extent that they are agreed by CRT or Peel Hunt or finally determined by a court of competent jurisdiction to arise out of the negligence, wilful default or fraudulent or criminal act, or fraudulent misrepresentation of any Indemnified Person or as a result of a breach by any Indemnified Person of any duties and obligations owed by that Indemnified Person under the AIM Rules, the rules of the FSA or under the regulatory system established pursuant to the FSMA, under the Securities Act or the Exchange Act or from the breach by CRT or Peel Hunt of their respective obligations under this Agreement, or any other agreement with the Company or its Directors (including, to the extent it continues and survives, the Engagement Letter between the Company and Peel Hunt;

         (b)      shall not apply to the extent prohibited by law; and

         (c) shall not extend to any Tax paid or payable by or on behalf of Peel Hunt or CRT on any fees or commissions received or payable by them pursuant to clause 11.

13.3 Subject to the provisions of Schedule 4, the Indemnity set out in clause 13.1 shall remain in full force and effect notwithstanding the completion of all matters and arrangements referred to in or contemplated by this Agreement or the Placing Documents.

13.4 The Company undertakes and each Director severally undertakes to each Indemnified Person that no claim shall be made against any of the Indemnified Persons (and that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise)) by the Company or any of its Associates to recover any Losses which the Company or any of its Associates may suffer or incur by reason of or arising out of the Placing by CRT and Peel Hunt of the Subscription Units, the performance of CRT and Peel Hunt's other obligations under this Agreement, the issue of the Subscription Units or the publication or despatch of the Placing Documents, unless and except to the extent that such Losses arise as a result of a breach by CRT or Peel Hunt of their respective obligations under this Agreement or the fraudulent or criminal act, fraudulent misrepresentation, negligence or wilful default of such Indemnified Person or as a result of a breach by such Indemnified Person of any duties and obligations owed by that Indemnified Person under the rules of the FSA, the AIM Rules, the Exchange Act, the Securities Act, under this Agreement or any other agreement with the Company and its Directors (to the extent it is continuing) or under the regulatory system established pursuant to the FSMA.

13.5 For the avoidance of doubt, should any amount paid or payable under this Agreement (excluding the fees and commissions payable under clause 11) to CRT, Peel Hunt or any of the other Indemnified Persons be itself subject to tax in the hands of the recipient or be required by law to be paid under any deduction or withholding, the person making such payment shall pay such sum as will after any such tax, deduction or withholding leave the recipient with the same amount as he would have had if no such tax had been payable and no deduction or withholding had been made, and such payments and adjustments shall be made as may be necessary to give effect to this clause 13.5.

13.6 Provided the relevant Indemnified Person is entitled to be indemnified pursuant to this clause 13, the Indemnity set out in clause 13.1 shall extend to all reasonable costs, charges and expenses (including without limitation all reasonable legal fees and expenses) which any Indemnified Person may incur or bear in disputing any claim made against it or him or in

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

         establishing any claim on its or his part under the provisions of this clause 13 or in seeking advice as to any claim in respect of which it or he is entitled to be indemnified pursuant to this clause 13.

13.7 CRT and Peel Hunt have entered into this clause 13 for themselves and as trustee for each Indemnified Person on the following basis:

         (a) only CRT or Peel Hunt, as the case may be, may decide whether or not to enforce an Indemnified Person's right under the trust (and only it may decide the terms and conditions of that enforcement) and investigate a matter, or give information to an Indemnified Person, in connection with the trust;

         (b) notwithstanding the trust, CRT or Peel Hunt may enter into an agreement, arrangement or transaction with a person (including, without limitation, the Company) and may deal with his or its rights under this Agreement without regard to an Indemnified Person's interest and is not liable to account to an Indemnified Person for any benefit realised by that agreement, arrangement, transaction or dealing; and

         (c) CRT and Peel Hunt are not liable to another Indemnified Person for any of its acts or omissions as trustee.

13.8     [Intentionally deleted].

13.9 CRT and Peel Hunt shall use reasonable endeavours to procure that any Indemnified Person will, to the extent lawful, promptly give written notice to the Company as soon as practicable after it becomes aware of:

         (a) any actual or potential claim which may give rise to a liability upon the Company under the Indemnity given to the Indemnified Persons pursuant to this clause 13; or

         (b) any other matter which is likely to give rise to such liability,

         provided that no failure or delay by an Indemnified Person in giving written notice shall relieve the Warrantors of their obligations unless (and only to the extent that) the Warrantors have been materially prejudiced by such failure or delay (and non-disclosure by reason of legal or regulatory restriction shall not constitute failure by an Indemnified Person).

13.10 CRT and Peel Hunt shall have the right to separate legal counsel of their own choosing and will consult with the Company in relation to any actual or potential claim by a third party or other matter notified to the Company in accordance with clause 13.9 (the "INDEMNITY CLAIM") and will thereafter maintain consultation with the Company on all material aspects of the matters or circumstances giving rise to the Indemnity Claim and shall provide the Company with such information and copies of such documentation relating to the Indemnity Claim as the Company and the Directors may reasonably request. In relation to any Indemnity Claim, CRT and Peel Hunt will either:

         (a) allow the Company at its own expense and in its absolute discretion to avoid, dispute, resist, compound or defend the Indemnity Claim in the name and on behalf of CRT and Peel Hunt or any other Indemnified Person and to have conduct of any appeal or incidental negotiations; or

         (b) at the request of the Company for itself and, in so far as it is authorised and it is reasonably practicable for it so to do, on behalf of any other person, take or procure that the Indemnified Person take such action as it deems necessary to avoid, dispute,

                                      21

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

                  resist, appeal or compromise any Indemnity Claim, subject to CRT and Peel Hunt being indemnified and secured to its/their reasonable satisfaction by the Company against all losses, costs, damages and expenses which may be thereby incurred.

         Notwithstanding the aforesaid, if the Warrantors have committed any acts or omissions which constitute fraudulent conduct, CRT and Peel Hunt may without reference to the Warrantors pay, settle or otherwise deal with the Indemnity Claim as it feels or they feel (as the case may be) fit.

13.11 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or other arrangement of any kind whatsoever which CRT and Peel Hunt or any other Indemnified Person may agree to or effect as regards one or more of the Warrantors in connection with this Agreement and, in particular (but without limitation), the Indemnity shall not affect the rights of the Indemnified Person as regards any other of such parties.

13.12 If CRT or Peel Hunt recovers from some other person and actually receives payment of any sum which compensates it for any Loss in respect of any matter giving rise to a claim under the Warranties or under clause 13.1, then either:

         (a) the amount payable by the Warrantors in respect of such claim shall be reduced by an amount equal to the sum so recovered and actually received by the Indemnified Person (less the reasonable costs and expenses of recovering it and any Taxation payable by the Indemnified Person as a result of its receipt); or

         (b) if an amount shall already have been paid to the Indemnified Person by any of the Warrantors in respect of such claim, there shall be repaid to the relevant Warrantor an amount equal to the amount so recovered and actually received by the Indemnified Person (less the reasonable costs and expenses of its recovery and any Taxation payable by the Indemnified Person as a result of its receipt) or (if less) such amount as has already been paid by the Warrantors to the Indemnified Person in respect of such claim.

13.13 The Warrantors confirm that they have given to CRT and Peel Hunt written notice of any express financial limitation of liability by any of the Company's advisers in existence at the date of this agreement. If the Warrantors have accepted (or subsequently accept) any such limitation then any liability which any Indemnified Person may have to the Company (but for this clause 13.13) for loss suffered in connection with the performance of its obligations and services hereunder or otherwise in connection with the Admission or Placing shall be reduced if such loss would have been recoverable by the Company from a third party but for an agreement between that party and the Company which limits that party's liability to the Company. Such reduction shall be to the extent that such agreement has the effect of reducing the ability of the Indemnified Person to recover under rights of contribution from that party. The Warrantors shall inform CRT and Peel Hunt immediately if any such agreements are entered into by the Company hereafter.

13.14 The Company and the Directors acknowledge that the Indemnity set out in this clause 13 shall be a separate obligation to any indemnities granted in favour of CRT or Peel Hunt in accordance with the terms of their Engagement Letters (so far as they continue until Admission), or the Nominated Adviser Agreement.

13.15 An Indemnified Person shall not be entitled to recover more than once in respect of the same Loss.

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14.      UNDERTAKINGS

14.1 The Company and each of the Directors undertake to each of CRT and Peel Hunt that between the date of this Agreement and the date falling 18 months after Admission they shall not, without the prior written consent of Peel Hunt as Nominated Adviser (such consent not to be unreasonably withheld, conditioned or delayed), enter into or procure or (so far as they are respectively able) permit the Company or any of its Associates to enter into any commitment or agreement, or put itself in a position where it is obliged to announce that any commitment or agreement may be entered into, which:

         (a) is not contemplated or otherwise referred to in the Placing Documents; or

         (b) could materially or adversely affect the Placing or which is or may be material in relation to the Placing; or

         (c) is material in the context of the business or affairs of the Company,

         other than in relation to a Business Combination (as defined in the Admission Document) which has been approved by the necessary shareholder vote in accordance with the terms of the Admission Document.

14.2 Each of the Directors undertakes with Peel Hunt, as Nominated Adviser and Broker, and with the Company that he shall, and shall procure that any person connected with him shall, comply with Rule 21 of the AIM Rules relating to directors' dealings in securities as applicable to AIM companies.

14.3 The Company and each Director hereby undertakes to each of CRT and Peel Hunt that it will at all times comply and act in accordance with its obligations under FSMA, the rules and requirements of the London Stock Exchange (including, without limitation, the AIM Rules), the Dealing Code and any other requirements, statutory or otherwise, from time to time in force in relation to companies listed on AIM.

14.4 Save as expressly contemplated by this Agreement, or as required by law, the Securities Act, the Exchange Act, the AIM Rules or by the London Stock Exchange or any other regulatory authority, neither the Company nor any Director shall make or dispatch any public announcement, statement or communication or publish any document concerning the Company or in connection with the Placing (whether in response to enquiries or otherwise) between the date of this Agreement and the date falling 6 months after Admission, without the prior written consent of Peel Hunt (such consent not to be unreasonably withheld, conditioned or delayed) and the Company shall forward to Peel Hunt for comment any proofs of all such documents and take into account all reasonable requirements of Peel Hunt in relation thereto.

14.5 The Company undertakes to each of CRT and Peel Hunt that, except as set forth in this Clause 14.5, the Company shall not pay any Director or any of their Associates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Directors shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination (as defined in the Admission Document).

14.6 The Company undertakes to each of CRT and Peel Hunt that it shall cause the proceeds of the Placing to be held in the Trust Account to be invested only in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the

                                      23

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

         United States with specific maturity dates, as set forth in the Trust Agreement and disclosed in the Admission Document.

14.7 The Company undertakes to each of CRT and Peel Hunt that prior to commencing its due diligence investigation of any operating business which the Company seeks to acquire for an initial Business Combination (as defined in the Admission Document) (a "TARGET BUSINESS") or obtaining the services of any vendor, it will use its reasonable efforts to cause the Target Business or vendor to execute a waiver letter in relation to any claims against the Trust Account. In the event that a vendor or Target Business refuses to enter into such a waiver letter, the Company may engage such vendor or commence due diligence investigations of, or enter into discussions with, such Target Business, provided the Company determines that it would be unable to obtain, on reasonable terms, substantially similar services or opportunities from another entity willing to enter into such a waiver.

14.8 Prior to the consummation of an initial Business Combination (as defined in the Admission Document), the Company undertakes to each of CRT and Peel Hunt that it will submit such transaction to the Company's shareholders for their approval even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law.

15.      US UNDERTAKINGS

15.1     Each of CRT and Peel Hunt severally and not jointly:

         15.1.1. represent, warrant and agree that the Units, Common Shares and Warrants (the "SECURITIES") have not been, and will not be, registered under the Securities Act, and that they will not offer the Securities in a manner that would require the offered Securities to be registered under the Securities Act; and

         15.1.2. acknowledge that the offer and sale of the Securities or any beneficial interests in the Securities prior to the date which is one year after the later of (1) the date when the Securities are first offered to persons (other than distributors) pursuant to Regulation S and (2) the date of closing of the offering (the "COMPLIANCE PERIOD") must be only:

                  (ii) in compliance with the restrictions set forth under "Category 3 Offering - Compliance Period" in the Admission Document;

                  (iii) pursuant to an effective registration statement under the Securities Act; or

                  (iv) pursuant to an available exemption for the registration requirements of the Securities Act;

                  and that during the Compliance Period, neither CRT nor Peel Hunt may engage in hedging transactions involving the Securities unless in compliance with the Securities Act, and that all offers and sales of securities contemplated hereunder must be in accordance with "Offering Restrictions", as such term is defined under Regulation S.

15.2 Neither the Company nor CRT, Peel Hunt nor their respective affiliates nor any person acting on their behalf or on the behalf of their affiliates will:

         (a) directly or indirectly make offers or sales of Securities, or solicit offers to buy or sell, or otherwise negotiate in respect of, any Security under circumstances that would require the registration of the Securities under the Securities Act; or

         (b)      offer to sell the Units other than:

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

                  (i) in offshore transactions to non-US persons in accordance with Regulation S;

                  (ii) to persons whom they reasonably believe are "qualified institutional buyers"; or

                  (iii) sales to certain affiliates of the Company in accordance with Regulation D,

                  as such term is defined under Rule 144A of the Securities Act; or

         (c) solicit offers for, or offer to sell, the Securities by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; or

         (d) engage in directed selling efforts (within the meaning of Regulation S) in respect of the Securities.

16.      PROSPECTUS DIRECTIVE UNDERTAKINGS

         None of the Company, CRT nor Peel Hunt, nor any of their respective Associates nor any person acting on their behalf or on behalf of any of their Associates will:

16.1 directly or indirectly make offers or sales of Units, Common Shares or Warrants, or solicit offers to buy or sell, or otherwise negotiate in respect of, any security under circumstances that would require the Admission Document to be approved as a prospectus by the FSA pursuant to sections 85 and 86 of the FSMA or vetted by the FSA and certified by the FSA as containing the same level of information as would be contained in a prospectus pursuant to the Prospectus Directive; or

16.2 in relation to each Member State which has implemented the Prospectus Directive, make an offer of the Units, Common Shares or Warrants to the public in any such Member State, except that it may make an offer of the Common Shares or Warrants in a Member State:

         (a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

         (b) to any legal entity which does not meet two or more of the following criteria, according to their last annual or consolidated accounts:

                  (i) it has an average of at least 250 employees during the last financial year;

                  (ii)     it has a total balance sheet of more than
                           (euro)43,000,000; and

                  (iii)    it has an annual net turnover of more than
                           (euro)50,000,000; or

         (c) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to
                  Article 3 of the Prospectus Directive.

         For the purposes of this clause 16.2, the phrase "offer of Units, Common Shares or Warrants to the public" in relation to the sale or offer of the Units, Common Shares or Warrants in any Member State means the communication to one hundred or more persons in any one Member State in any form and by any means of sufficient information on the terms of the offer and the Units, Common Shares or Warrants to be offered so as to enable a potential investor to decide to purchase or subscribe for the Units, Common Shares or Warrants.

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17.      REPRESENTATIONS OF THE COMPANY, CRT AND PEEL HUNT

         Each of the Company, CRT and Peel Hunt hereby represents and warrants to each of the other parties to this Agreement that it:

         (a) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Units, Common Shares or Warrants in circumstances in which Section 21(1) of FSMA does not apply or pursuant to an exemption therefrom;

         (b) prior to the date which is six months after the Admission Date will not offer to sell, any Units, Common Shares or Warrants sold through the Placing to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Prospectus Directive;

         (c) has complied with and will continue to comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Units, Common Shares or Warrants in, from or otherwise involving the United Kingdom; and

         (d) has only issued or passed on and will only issue and pass on in the United Kingdom any document received by it in connection with the sale of the Units, Common Shares or Warrants to a person who is of a kind described in Articles 19 and 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or is a person to whom such document may otherwise lawfully be issued or passed on.

18.      TERMINATION

18.1 If at any time prior to Admission there shall have occurred, happened or come into effect:

         (a) any government regulation which in the reasonable opinion of CRT and Peel Hunt seriously and adversely affects or will or is reasonably likely to seriously and adversely affect the business of the Company; or

         (b) any major outbreak or escalation of hostilities, any attack on or act of terrorism involving the United Kingdom, any other Member State or the United States of America, or any declaration of a national emergency or war by the United Kingdom, any other Member State or the United States of America which in the reasonable opinion of CRT and Peel Hunt makes it impractical or inadvisable to proceed with the Placing; or

         (c) any other crisis or material change in the financial, political, economic or market conditions in the United Kingdom, any other Member State or the United States of America, or elsewhere or in currency exchange rates or controls which in the reasonable opinion of CRT and Peel Hunt makes it impractical or inadvisable to proceed with the Placing (including any disruption to trading generally on any stock exchange or in any over-the-counter market); or

         (d) any other crisis of international or national effect which in the reasonable opinion of CRT and Peel Hunt makes it impracticable or inadvisable to proceed with the Placing; or

                                      26

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

         (e) any material adverse change in the financial position or prospects of the Company and its subsidiary undertakings (taken as a whole) and in the reasonable opinion of CRT and Peel Hunt, the effect of such change is such that it would materially prejudice the success of the Placing or the distribution of Subscription Units, then CRT and Peel Hunt shall be entitled, after such consultation with the Company as the circumstances may allow, to terminate their respective obligations under this Agreement with immediate effect by notice in writing to the Company at any time prior to Admission.

18.2     If at any time before Admission becomes effective:

         (a) it comes to the knowledge of CRT and Peel Hunt (whether by receipt of a notification under clause 12.4 or otherwise) that any of the Warranties was untrue, inaccurate or misleading when made and/or that any of the warranties contained in this Agreement (including any of the Warranties) has ceased to be true or accurate or has become misleading by reference to the facts and circumstances from time to time subsisting, in each case in any material respect; or

         (b) it shall come to the notice of CRT and Peel Hunt (whether by receipt of a notification under clause 12.4 or otherwise) that any statement in the Placing Documents is materially incorrect or has become untrue, incorrect or misleading as a result of a new matter or change or that a new matter has arisen or a change has taken place which would, if the Placing Documents were published at that time, constitute a material omission from such documents and which would require, pursuant to the AIM Rules, for a Supplementary Admission Document to be published by or on behalf of the Company; or

         (c) any of the Company or the Directors have failed to comply with any of their respective obligations under this Agreement; or

         (d) the appointment of CRT and Peel Hunt as agents to the Company pursuant to clause 3 is terminated for any reason; or

         (e) any press or public announcement on behalf of the Company that has not been approved by Peel Hunt as Nominated Adviser prior to its release has been released,

         then CRT and Peel Hunt shall be entitled, after such consultation with the Company as the circumstances may allow, to terminate with immediate effect their respective obligations under this Agreement by giving notice to the Company at any time prior to Admission.

18.3 If this Agreement does not become unconditional or is terminated pursuant to clauses 18.1 or 18.2, this Agreement shall cease and determine and no party to this Agreement shall have any claim against any other party to this Agreement for costs, damages, compensation or otherwise except that:

         (a) such termination shall be without prejudice to any accrued rights or obligations of any party under this Agreement;

         (b) the Company shall pay to CRT and Peel Hunt all expenses and disbursements of the nature referred to in clause 11.2 and any sums payable under clause 11.3;

         (c) CRT and Peel Hunt shall as soon as practicable cause to be redelivered to the Placees any moneys received from Placees pursuant to the Placing; and

                                      27

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

         (d) the provisions of this clause 18.3 and clauses 1, 11.2, 11.3, 12, 13, 19, 20, 21 and 22 shall remain in full force and effect.

18.4 If at any time following publication of the Admission Document but prior to Admission becoming effective:

         (a) there shall occur a significant change affecting the information given in the final form of the Admission Document or a contract shall be entered into by the Company or such a contract shall determine, or notice be given of its termination, and in any such case it would be required or proper for the Company to issue a notification required by the AIM Rules were Admission to have occurred; or

         (b) if any such change or matter arises which gives rise to an obligation to publish a Supplementary Admission Document,

         then the Company shall provide each of CRT and Peel Hunt with full details of such change or matter, immediately upon becoming aware of the same and make all such announcements and publish all such documents (including a Supplementary Admission Document) as CRT and Peel Hunt may require or as may be required by law or the AIM Rules in the circumstances (any such steps or documents to be in a manner and form approved, subject to clause 18.5, by CRT and Peel Hunt, such approval not to be unreasonably withheld, conditioned or delayed).

18.5 The Company shall ensure that if a Supplementary Admission Document is published:

         (a) each statement of fact contained in the Supplementary Admission Document is true and accurate and not misleading;

         (b) each expression of opinion, intention or expectation contained in the Supplementary Admission Document is made on reasonable grounds, after due and careful enquiry and is truly and honestly held by the Directors and is fairly based;

         (c) there is no other fact known by, or which could on reasonable enquiry have been known to the Directors the omission of which makes or would make a statement of fact or an expression of opinion, intention or expectation contained in the Supplementary Admission Document misleading or which is or might be material in the context of the Placing; and

         (d) the Admission Document and the Supplementary Admission Document contain all information as investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of the Company's assets and liabilities, financial position, profits and losses and prospects and the rights attached to the Units.

18.6 Immediately upon authorisation of the issue by CRT and Peel Hunt of the Supplementary Admission Document, the Company shall make available free of charge sufficient copies in accordance with the requirements of the AIM Rules.

18.7 CRT and Peel Hunt shall provide all reasonable and timely assistance in connection with the preparation and issue of the Supplementary Admission Document. The Company shall provide each of CRT and Peel Hunt with all such information and documents as they may reasonably require to enable them to discharge their respective obligations under this Agreement, in connection with Admission and the Placing and to comply with their obligations to the London Stock Exchange and in accordance with the AIM Rules.

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18.8     If a Supplementary Admission Document is published in connection with the Placing, references in this agreement to the Admission Document are, as the context permits, to be read as references to the Supplementary Admission Document, or as the context may require, the Admission Document and Supplementary Admission Document taken together.

18.9 If a Supplementary Admission Document is published, the Warranties relating to the Admission Document shall be deemed to be repeated on the date of publication of such Supplementary Admission Document and when so repeated shall be read and construed as if the references to the Admission Document were references to such Admission Document when read together with the Supplementary Admission Document.

19.      GENERAL

19.1 The Company, and each of the Directors shall give all such assistance and provide all such information as each of CRT and Peel Hunt shall reasonably require for the purposes of this Agreement and shall execute all such documents and do all such acts and things as each of CRT and Peel Hunt may reasonably require in order to give effect to the terms of this Agreement.

19.2 This Agreement shall be binding on each of the parties and their successors and personal representatives as the case may be.

19.3 This Agreement may be executed as two or more counterparts in the same form and execution by each of the parties of at least one of such counterparts shall constitute due execution of this Agreement. Any party may enter into this Agreement by executing a counterpart and this Agreement shall not take effect until it has been executed by all parties.

19.4 No failure or delay by any party to this Agreement in exercising any remedy, right, power or privilege under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy, right, power or privilege preclude any further exercise of the same or exercise of any other remedy, right, power or privilege.

19.5 No waiver by any of the parties of any of the requirements of this Agreement or of any of its rights or remedies under this Agreement shall have effect unless given in writing and signed by the waiving or consenting party and then only in the instance and for the purpose for which it is given. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

19.6 Any release, waiver or compromise or any other arrangement of any kind whatsoever which any party to this Agreement may agree to or effect as regards one or more of the other parties in connection with this Agreement shall not affect the rights and remedies of that party as regards the remaining parties under this Agreement.

19.7 If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

19.8 Time shall be of the essence in this Agreement, both as regards the dates, times and periods specifically mentioned and as to any dates, times and periods which may, by agreement in writing between the parties, be substituted for any of them.

19.9 This Agreement, the Nominated Adviser Agreement, the Engagement Letters (so far as they continue until Admission) (together, the "FRAMEWORK DOCUMENTS") constitute the entire and only legally binding agreements between the parties relating to Admission and the Placing.

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

         Except in the case of fraud, or willful misconduct, the remedies provided in the Framework Documents are the sole remedies of the parties hereto for breach of the relevant terms of the Framework Documents to the exclusion of all other rights and remedies at law, in equity or otherwise. For the avoidance of doubt, the Engagement Letters shall continue in full force and effect until Admission, whereupon they shall terminate.

19.10 Each of the parties to this Agreement (other than the Company) acknowledges that CRT and Peel Hunt are acting for the Company in connection with Admission and the Placing and no one else, and accordingly shall not be responsible to any party to this Agreement (other than the Company) nor to any other persons for providing protections afforded to its clients under the rules of the FSA or advising any party to this Agreement (other than the Company) or any other person on the Placing.

19.11 No party shall be entitled to assign, transfer or create any trust in respect of the benefit or burden of any provision of this Agreement (or any of the documents referred to herein) without the prior consent of the other parties.

19.12 No advice rendered by CRT or Peel Hunt in connection with the services performed by CRT and Peel Hunt hereunder will be quoted, nor will such advice or communication or the name of CRT or Peel Hunt be referred to in any report, document, press release, public statement or other communication by the Company or any corporation controlled by the Company or any director, officer, employee, agent or representative of any thereof, without CRT or Peel Hunt's prior written authorisation.

19.13 The Company recognises that CRT and Peel Hunt have been engaged only by the Company, and that the Company's engagement of CRT and Peel Hunt is not and is not deemed to be on behalf of and is not intended to confer rights upon any director, shareholder, partner or other owner of the Company or any other person not a party hereto as against CRT or Peel Hunt. Unless otherwise expressly agreed, no-one other than the Company is authorised to rely upon the Company's engagement of CRT and Peel Hunt or any statements, advice, opinions or conduct by CRT or Peel Hunt, and the Company will not disclose such statements, advice, opinions or conduct to others (except the Company's professional advisors and except as required by law). None of CRT and Peel Hunt's advice shall constitute a recommendation to any shareholder of the Company concerning action that such persons might or should take in their capacity as a shareholder. CRT and Peel Hunt's roles herein are those of an independent contractor; nothing herein is intended to create or shall be construed as creating a fiduciary relationship between the Company and CRT and Peel Hunt.

19.14 The Company acknowledges and agrees that CRT and Peel Hunt may have and may continue to have investment banking, financial advisory and other relationships with parties other than the Company (including, without limitation, competitors of the Company) pursuant to which CRT and Peel Hunt may acquire information of interest to the Company. Neither CRT nor Peel Hunt shall have any obligation to disclose such information to the Company.

19.15 CRT and Peel Hunt are engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. In the ordinary course of their trading and brokerage activities, CRT and Peel Hunt may hold positions, for their own account or the account of customers, in equity, debt or other securities of the Company or any other company. CRT and Peel Hunt may from time to time and at their discretion publish research on the Company.

19.16 No variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be a variation.

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20.      RIGHTS OF THIRD PARTIES

20.1 Each Indemnified Person shall have the right under the Contracts (Rights of Third Parties) Act 1999 to enforce its rights against the Company under clause 13 of this Agreement provided that an Indemnified Person (in respect of clause 13) must obtain the written consent of CRT and Peel Hunt (which may give or refuse in their absolute discretion) before it may bring proceedings to enforce the terms of clause 13 and, save to the extent notified in writing by CRT and Peel Hunt to the relevant Indemnified Person, CRT and Peel Hunt (without obligation) or one of them (as determined by them) shall have the sole conduct of any such action on behalf of the Indemnified Person.

20.2 Save as provided in clause 20.1, a person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

20.3 Notwithstanding the provisions of clause 20.1, any rights arising by virtue of the Contracts (Rights of Third Parties) Act 1999 may be rescinded or varied in any way or at any time by the parties to the Agreement without the consent of any Indemnified Person.

21.      NOTICES AND SERVICE OF PROCEEDINGS

21.1 Any notice, consent, request, demand, approval or other communication to be given or made under or in connection with this Agreement (each a "Notice" for the purposes of this clause) shall be, in writing and signed by or on behalf of the person giving it.

21.2     Service of a Notice must be effected by one of the following methods:

         (a) by hand to the relevant address set out in clause 21.4 and shall be deemed served upon delivery if delivered during a Dealing Day, or at the start of the next Dealing Day if delivered at any other time; or

         (b) by prepaid first-class post to the relevant address set out in clause 21.4 and shall be deemed served at the start of the second Dealing Day after the date of posting; or

         (c) by prepaid international airmail to the relevant address set out in clause 21.4 and shall be deemed served at the start of the fourth Dealing Day after the date of posting; or

         (d) by facsimile transmission to the relevant facsimile number set out in clause 21.4 and shall be deemed served on despatch if despatched during a Dealing Day, or at the start of the next Dealing Day if despatched at any other time, provided that in each case a receipt indicating complete transmission of the Notice is obtained by the sender and that a copy of the Notice is also despatched to the recipient using a method described in clauses 21.2(a) to (c) (inclusive) no later than the end of the next Dealing Day.

21.3 In clause 21.2 "during a Dealing Day" means any time between 9.30 a.m. and 5.30 p.m. on a Dealing Day based on the local time where the recipient of the Notice is located. References to "the start of a Dealing Day" and "the end of a Dealing Day" shall be construed accordingly.

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

21.4     If to the Company:                Viceroy Acquisition Corporation
                                           8235 Forsyth Boulevard
                                           Suite 400
                                           St. Louis,
                                           Missouri 63105

                                           Fax No: 001-314-889-9603

                                           For the attention of: Chairman

                                           with a copy to:

                                           Lee Mikles
                                           1486 E.Valley Road
                                           Santa Barbara
                                           California 93108
                                           USA

                                           Fax No: 001-805-565-0800

         If to CRT:                        CRT Capital Group LLC
                                           262 Harbor Drive
                                           Stamford
                                           Connecticut 06902

                                           Fax No.: 001-203-569-6885

                                           For the attention of:
                                           Doug Harvey/Charles Severs

         If to Peel Hunt:                  KBC Peel Hunt Ltd
                                           111 Old Broad Street
                                           London EC2N 1PH

                                           Fax No.: +44 (0)20 7972 0112

                                           For the attention of:
                                           Adam Hart/Matt Goode

          If to a Director:                The address stated against his name
                                           in Schedule 1

                                           The facsimile number stated against
                                           his name in Schedule 1

21.5 A party may change its address for service provided that the new address is within the same country and that it gives the other parties not less than 28 days' prior notice in accordance with this clause 21. Until the end of such notice period, service on the address set out in clause 21.4 shall remain effective.

22.      LAW OF AGREEMENT

22.1 This Agreement shall be governed by and construed in accordance with English law without regard to the conflicts of laws provisions thereof and the parties hereby irrevocably consent to the exclusive jurisdiction of the English courts in connection with any dispute related to this Agreement and any documents entered into pursuant to it, provided that nothing in this Agreement shall prevent or limit CRT, the Company or Peel Hunt from bringing any action or claim in connection with this Agreement in any other jurisdiction it sees fit.

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

22.2 The Directors and the Company each appoint, without power of revocation, Jordans Limited of 20-22 Bedford Row, London WC1R 4JS as their respective agent for service of process in England and hereby irrevocably consent to the service of process in any such proceeding by delivery to such agent.

THIS AGREEMENT has been duly executed by the parties on the date stated above.

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

                                  SCHEDULE 1

                                 THE DIRECTORS

PART A

THE EXECUTIVE DIRECTORS

NAME                           ADDRESS AND FAX NO.             MAXIMUM LIABILITY
                                                               US$

Paul Anthony Novelly           8235 Forsyth Boulevard          2,000
                               Suite 400, Clayton
                               Missouri 63105
                               USA

                               Fax: 314-889-0211

Lee E. Mikles                  1486 E. Valley Road             450,000
                               Santa Barbara
                               California 93108
                               USA

                               Fax: 805-565-0800

Douglas D. Hommert             8235 Forsyth Boulevard          450,000
                               Suite 400, Clayton
                               Missouri 63105
                               USA

                               Fax: 314-889-9603
PART B

THE NON EXECUTIVE DIRECTORS

NAME                           ADDRESS AND FAX NO.             MAXIMUM LIABILITY
                                                               US$

Edwin A. Levy                  570 Lexington Avenue            2,000
                               27th Floor, New York
                               New York 10022
                               USA

                               Fax: 314-889-9603

Thomas R. Evans                477 Madison Avenue              2,000
                               Suite 430, New York
                               New York 10022
                               USA


                               Fax: 314-889-9603

William J. Dore                8000 Global Drive               2,000
                               Carlyss, LA 70665
                               USA

                               Fax: 314-889-9603

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

                                 SCHEDULE 2

                                 WARRANTIES

1.       COMPLIANCE WITH LAWS

         The implementation of the Placing and Admission, the publication and despatch of the Admission Document and the other Placing Documents and the allotment and issue of the Units will comply with the FSMA, the AIM Rules, the Securities Act and all other relevant requirements of the rules and regulations of the London Stock Exchange and, so far as the Directors are aware, all other relevant laws and regulations of the United Kingdom, the United States and elsewhere and will, to the extent permissible by applicable law, comply with and will not infringe or exceed any limits, powers or restrictions or the terms of any agreement, obligation or commitment to which the Company or any of its Associates is a party or by which the Company or any of its Associates is bound.

2.       ADMISSION DOCUMENT

2.1 All factual information contained in the Placing Documents and/or supplied to CRT or Peel Hunt (whether by the Company or the Directors) for the purposes of Admission and the Placing, including all statements of fact contained in the Admission Document, is and will, when the Admission Document is despatched, be true and accurate and not misleading or incomplete and does not omit anything likely to affect the import of such information. All statements, forecasts, estimates and expressions of opinion, intention or expectation made by the Directors and contained in the Admission Document are or will when published be honestly held by the Directors and are or will be fairly based upon facts within the knowledge of the Company and its Directors and have been or will be made on reasonable grounds after due and proper consideration of all information available to the Company and the Directors at that time.

2.2 Each agreement or other instrument (however characterised or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Admission Document, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganisation or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defences and to the discretion of the court before which any proceeding therefore may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company's knowledge, any other party is in breach or default thereunder and, to the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.

2.3 There are no facts known, or which could on reasonable and proper enquiry have been known to the Company or any of the Directors which are not disclosed in the Admission Document and which would or might reasonably be considered to:

         (a) be likely to affect the import of the information contained therein; or

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

         (b) make any statement therein (whether of fact or opinion) inaccurate or misleading; or

         (c) invalidate or qualify any assumption made in support of any statement therein (whether of fact or opinion); or

         (d) be material for disclosure to Peel Hunt as Nominated Adviser in relation to the Placing, or to a potential subscriber for the Units.

2.4 The Admission Document contains all such information as investors would reasonably expect to find there for the purpose of making an informed assessment of:

         (a) the assets and liabilities, financial position, profits and losses and prospects of the Company; and

         the rights attaching to the Subscription Units, Warrants and Common Shares.

2.5 So far as the Company is, or any of the Directors are, aware at the date of the publication of the Admission Document there is no fact or circumstance which is not disclosed in the Admission Document which if disclosed might reasonably be expected to affect the decision of CRT or Peel Hunt to enter into this Agreement or of Peel Hunt to act as Nominated Adviser and Broker to the Company for the purposes of the AIM Rules or of any person to acquire any of the Units.

3.       VERIFICATION NOTES

         The information contained in the replies to the Admission Document Verification Notes is true and accurate in all material respects and not misleading in any material respect and all expressions of opinion and expectation therein contained are honestly held and fairly based, such replies have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and all such replies have been given in good faith.

4.       US SECURITIES LAWS

4.1      Neither the Company nor any of its affiliates:

         (a) has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Units in a manner that would require the offered Units, Common Shares or Warrants to be registered under the Securities Act;

         (b)      will offer or sell the Units other than:

                  (i) in offshore transactions to non-US persons in accordance with Regulation S;

                  (ii) to persons whom it reasonably believes to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act; or

                  (iii) sales to certain affiliates of the Company in accordance with Regulation D;

         (c) has engaged or will engage, in connection with the Placing, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act; and

         (d) has engaged in or will engage in, in connection with the Placing, any directed selling efforts (within the meaning of Regulation S).

4.2 The Common Shares and Warrants are eligible for resale pursuant to Rule 144A and will not be, at Admission, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Act, or quoted in a United States automated interdealer quotation system, and the Company reasonably believes that there is no substantial U.S. market in the Units, Common Shares or Warrants. The Company shall provide the information to holders and purchasers of the Units described under
         Section 144A(d)(4)(i) of the Securities Act.

4.3 The registration of the Units, Common Shares and Warrants under the Securities Act is not necessary in connection with the offer, sale and delivery of the Units in the manner contemplated by this Agreement and the Admission Document.

5.       ACCOUNTING INFORMATION

5.1 The historic financial information of the Company for the period since incorporation to the Accounts Date as summarised in the Short Form Report:

         (a)      has been prepared in accordance US GAAP;

         (b) gives a true and fair view of the state of affairs of the Company as at the Accounts Date and of the loss for the period then ended; and

         (c) in so far as required by and where appropriate in accordance with US GAAP fairly sets out the assets, liabilities and reserves of the Company and either makes proper provision for or (where appropriate in accordance with US GAAP) includes a note in respect of all material liabilities or commitments, whether actual, deferred or contingent of the Company as at the relevant dates and, in particular, provides for or (where appropriate in accordance with US
                  GAAP) makes a proper disclosure of, all material liabilities whether actual, deferred, contingent or disputed of the Company for income tax or corporation tax measured by reference to actual or deemed taxable profits (including both income and chargeable gains) made or deemed to have been made during the relevant financial periods, and for any other taxes, duties or other fiscal impositions of any kind whatsoever including any interest on any amounts and any penalties or charges imposed in relation to such amounts (arising under the laws of any jurisdiction) in relation to or in consequence of any event occurring on or before the relevant balance sheet date.

5.2 All information requested by the Reporting Accountants in the course of preparation of the Short Form Report in Part III of the Admission Document has been supplied to them and all information and documentation supplied by the Company to the Reporting Accountants for the purposes of the Short Form Report was when given and remains (save to the extent amended, varied or updated subsequently but prior to the date of the Short Form Report) true and accurate and not misleading in any material respect.

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

6.       FINANCIAL PROCEDURES

6.1 The Company has established procedures which the Directors believe provide a reasonable basis for the Directors to make proper judgements of the financial position of the Company.

6.2 The Company maintains a system of internal accounting controls sufficient in the opinion of the Directors to provide reasonable assurances that (a) transactions are executed in accordance with management's general specific authorisation; (b) transactions are recorded as necessary to permit preparation of financial statements by the Company in conformity with US GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorisation; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

7.       POSITION SINCE THE ACCOUNT DATE

         Save as disclosed in the Admission Document, the Company has not traded in any business sector, incurred any material liabilities or material assets and has not had any employees.

8.       WORKING CAPITAL

8.1 The cash flow and working capital projections which form the basis of the Working Capital Report have been approved by the board after due and careful enquiry on the basis of the assumptions set out in such projections and the Directors believe that such assumptions are fair and reasonable and, so far as the Directors are aware, there are no other assumptions on which that report ought to have been based which have not been made, and which could reasonably be expected to have an effect thereon.

8.2 All information requested from the Company by CRT and Peel Hunt and the Reporting Accountants in connection with the review of the working capital requirements of the Company was when given, and remains, true and accurate and not misleading.

8.3 No material indebtedness of the Company has become payable before its stated maturity nor do any circumstances exist such that (with the giving of notice or the lapse of time) any secured or unsecured borrowings of the Company would become repayable prior to its stated date of maturity.

8.4 Having regard to available bank facilities and the proceeds of the Placing, the Company will have sufficient working capital for its present requirements, that is for at least the next 12 months from the date of publication of the Admission Document.

9.       WORKING CAPITAL REPORT, SHORT FORM REPORT AND OPINIONS

9.1 All information supplied by the Company or any of such person's officers or employees to the Reporting Accountants for the purposes of their Working Capital Report and/or the Short Form Report, and to the Company's solicitors for the purposes of providing any legal opinions required to be provided in relation to Admission (collectively, the "Reports") and in respect of any updates to such information was when supplied true and accurate in all material respects and so far as the Directors are aware no further information has been withheld the absence of which might reasonably have affected the contents of the Reports in any material respect.

9.2 The Directors believe that the Reports are fairly presented and all information contained in the Reports was and remains true and accurate in all material respects and is not misleading in any material respect and no fact or matter has been omitted from the Reports which would be necessary to make the information therein not misleading in any material respect save to the extent that the same has been affected by events subsequent to the date of such Reports and such events are disclosed accurately in all material respects and without omission in the Placing Documents: and the Company and the Directors have read and do not disagree to any material extent with the statements of opinion contained in, or the contents of, the Reports and (where relevant) the statements of opinion, intention or expectation attributed to the Company or the Directors in the Reports are accurate statements of the opinions, intentions or expectations held by the Company which are fairly based upon facts within the knowledge of the Company.

10.      TAX

10.1 All returns of the Company for Taxation purposes that the Company is required to make under applicable law and regulation have been made and all such returns are correct and, so far as the Warrantors are aware, are not the subject of any dispute with or claim by any relevant Taxation Authority which would be material for disclosure in the Admission Document and are not expected to be the subject of any such dispute or claim.

10.2 The Company has, within any applicable time limit, paid all Tax which it has become liable to pay, duly made all returns, given all notices and supplied all other information required to be made, given or supplied to any Tax Authority, and all such returns, notices and information were and remain true and accurate in all material respects and were made on a proper basis and the Company is not involved in any dispute with, or subject to any investigation by, any Tax Authority and, so far as the Directors are aware, there are no facts or circumstances which are likely to give rise to any such dispute or investigation. Other than as fairly and specifically disclosed in the Admission Document, there are no outstanding claims from any Tax Authority or any amounts that the Company may be required to pay in connection with any Tax liability.

10.3 So far as the Directors are aware having made all reasonable enquiry all payments made by the Company to any person which ought to have been made under deduction of Tax have been so made and the Company has, where appropriate, duly accounted to the relevant Tax Authority for such Tax.

11.      CORPORATE MATTERS

11.1 All sums due in respect of the issued capital of the Company have been paid to and received by the Company and there are, other than as disclosed in the Admission Document, no outstanding options or other rights to subscribe for or call for the issue or allotment of any share or loan capital (or any other securities) of the Company.

11.2 Save to the extent disclosed in the Admission Document, the shareholders of the Company are the beneficial owners free from all encumbrances of the whole of the issued share capital of the Company.

11.3 Save as disclosed in the Admission Document, none of the owners or holders of Shares will, following Admission, have any rights, in their capacity as such, in relation to the Company other than as set out in the Certificate of Incorporation and Bylaws of the Company.

11.4 Save as disclosed in the Admission Document, there are in force no options or other agreements which call for the issue of or accord to any person the right to call for the issue of any Common Shares, warrants or other securities in the capital of the Company now or at any time hereafter.

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

12.      SECURITIES

         The Common Shares and Warrants will, upon allotment, be free from all claims, mortgages, charges, pledges, liens, encumbrances and equities and any third party rights or interests (legal or equitable) or restrictions of any nature whatsoever (other than as set out in the Bylaws) and will, save as provided in the Admission Document, rank pari passu in all respects with the Common Shares and Warrants (as applicable) in the issued share capital of the Company.

13.      CAPACITY

13.1 The Company has been duly incorporated under the laws of the State of Delaware and has the requisite power and authority to conduct its business as described in the Admission Document and is duly qualified to transact business in each jurisdiction in which such qualification is required, and is operating in accordance with its Certificate of Incorporation and Bylaws.

13.2 The Directors have all necessary power under the Certificate of Incorporation and Bylaws of the Company to create, allot and issue and the Common Shares and Warrants constituting the Units, to enter into this Agreement and the Placing Documents and to perform its obligations under this Agreement and the Common Shares and Warrants will, following the passing of the necessary resolutions of the board of directors of the Company, be validly issued and the Common Shares be credited as fully paid.

13.3 The creation, allotment and issue of the Common Shares and Warrants constituting the Units will not infringe or exceed any limits, powers or restrictions or the terms of any contract, obligation or commitment or other arrangement binding on the Company.

14.      LITIGATION

         Neither the Company nor any Director nor any other person for whose acts and defaults the Company is or may be vicariously liable is engaged in any legal or arbitration proceedings or is the subject of any disciplinary proceedings or enquiries by any governmental or regulatory bodies which individually or collectively may have, or have had during the 12 months preceding the date of this Agreement, a significant effect on the financial position of the Company and so far as the Warrantors are aware, no such legal or arbitration proceedings are threatened or pending nor are there any circumstances of which the Warrantors are aware which may give rise to any such legal or arbitration proceedings being threatened or commenced, which, in any such case, may have or is likely to have a material effect on the financial position of the Company.

15.      INSOLVENCY

         The Company has not taken any action nor have any other steps been taken or legal proceedings started or, to the best of the knowledge, information and belief of the Warrantors, are threatened against the Company for its winding-up, striking-off or dissolution or for it to enter into any arrangement with or composition for the benefit of creditors (including any moratorium prior to a voluntary arrangement), or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of the Company or any of its properties, revenues or other assets, including the filing of any administration application, notice of intention to appoint an administrator or notice of appointment of an administrator or for the occurrence of any event in a jurisdiction outside England and Wales of any form of insolvency proceeding or event similar or analogous to any of those referred to in this paragraph.

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

16.      DIRECTORS' RESPONSIBILITIES

         The Directors have been provided with, and have read, a memorandum prepared by the Company's solicitors the nature of their responsibilities and obligations as directors of a listed company under the AIM Rules.

17.      LONDON STOCK EXCHANGE

17.1 The Company has informed CRT and Peel Hunt in writing of all discussions which it or its agents (apart from CRT and Peel Hunt) have had with the London Stock Exchange in relation to the AIM Application or the interpretation of and AIM Application of the AIM Rules to the Company.

17.2 All statements made by or on behalf of the Company in connection with any AIM Application to the London Stock Exchange for certain information to be omitted from the Admission Document as being inapplicable or of minor importance only and not such as would influence an assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company or any other reason permitted by the AIM Rules were when made and continue to be true and accurate.

18.      DIRECTORS AND MANAGEMENT

18.1 No Director has given notice to, or received notice from, the Company terminating his position as Director and no such person has threatened or, so far as the Warrantors are aware, is expected to give such notice.

18.2 The Directors are all the directors of the Company and there is no other person who is or could be deemed to be a shadow director of the Company within the meaning of section 741 of the Act.

18.3     Save as set out in the Admission Document, none of the Directors has:

         (a)      been adjudged bankrupt in the United Kingdom or elsewhere;

         (b) at any time been party to a deed of arrangement or made any other form of composition with his creditors;

         (c) been a director of any company or other body corporate which was liquidated (other than by a members' voluntary winding-up) or had a receiver appointed while he was a director or within six months after he ceased to be one;

         (d) ever been censured by or refused admission to any professional or regulatory body; or

         (e)      been convicted of an indictable offence.

19.      CONFLICTS OF INTEREST

         The Admission Document contains all information concerning any actual or, so far as the Directors are aware, potential conflicts of interest between the Company and any Director or any company of which any Director is a director or in which he has a material interest and all statements contained in the Admission Document concerning such conflicts or concerning the future relationship between such Director and the Company are truly and honestly made and are not misleading and so far as the Directors are aware there are no other facts concerning the same the omission of which makes any statement therein false or misleading.

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

20.      SUBSIDIARIES

         The Company has no subsidiaries.

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

                                  SCHEDULE 3

                           DOCUMENTS TO BE DELIVERED

Except as otherwise stated, the parties shall procure that the following documents are delivered to Peel Hunt on Impact Day or as soon as possible thereafter (or as soon thereafter as the Company and CRT and Peel Hunt shall agree):

1. One copy of the Admission Document signed by each Director or by his agent or attorney duly authorised in writing (together with the original of any such authorisation and such number of certified copies as CRT and Peel Hunt may require).

2. An original signed copy of the Admission Document Verification Notes (including the analogous notes produced in respect of the Presentation Materials) duly signed by or on behalf of each of the Directors (and any other person indicated therein as being responsible for any of the questions contained therein).

3.       A form of definitive share certificate for the Common Shares.

4.       A form of definitive warrant certificate for the Warrants.

5. An original signed copy of the Short Form Report in terms previously agreed with CRT and Peel Hunt prepared by the Reporting Accountants.

6. An original signed copy of the report in terms previously agreed with CRT and Peel Hunt reporting on the working capital projections of the Company prepared by the Reporting Accountants.

7. An original signed copy of the report in terms previously agreed with CRT and Peel Hunt on the financial reporting procedures adopted by the Company prepared by the Reporting Accountants.

8.       An original of each of the following comfort letters:

         8.1 from the Reporting Accountants about the Company's financial reporting procedures and suitability for AIM;

         8.2 from the Reporting Accountants confirming the accuracy of financial information in the Admission Document;

         8.3 from the Reporting Accountants in relation to the section on UK taxation in the Admission Document;

         8.4 from the Company in relation to financial reporting procedures.

9. The original signed written consent of the Reporting Accountants to the inclusion in the Admission Document of the Short Form Report and the references thereto and to their name in the form and context in which they are included.

10. An original of the letter from the Company addressed to CRT and Peel Hunt confirming that the working capital available to the Company is sufficient for its present requirements.

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

11. An original of each of the letters required to be provided pursuant to Rule 39 of the AIM Rules.

12. An original signed copy of the power of attorney, responsibility statement and statement of Directors' interests (in a form previously approved by CRT and Peel Hunt) signed by each Director.

13. Originals of the responses to the Directors' questionnaires prepared by Peel Hunt.

14. Copy of the Registrar's agreement duly executed by the Company and the Registrar.

15. A certified copy of the minutes of the meeting of Directors in a form previously agreed with the Company by CRT and Peel Hunt at which, inter alia, resolutions were passed approving and authorising the issue of the Placing Documents, authorising the execution of this Agreement by the Company, conditionally allotting the Subscription Units and adopting the Dealing Code and the Company's financial reporting procedures.

16. A certified copy of the minutes of the meeting of Directors in a form previously agreed with the Company by CRT and Peel Hunt at which, inter alia, resolutions were passed approving and authorising the issue of the Admission Document and the AIM Application and approving the terms of the Placing.

17. A certified copy of the Certificate of Incorporation and Bylaws of the Company.

18. The original signed AIM Application in the appropriate form issued by the London Stock Exchange.

19.      A certified copy of the warrant instrument for the Warrants.

20.      The Press Release.

21. The original signed Lock-in Deeds executed by each Founding Shareholder, the Company and Peel Hunt.

22. Original copies of the legal opinions being provided by the Company's solicitors in relation to certain matters of US law.

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

                                  SCHEDULE 4

                            LIMITATION OF LIABILITY

1. Neither the Directors nor the Company shall have liability in respect of any claim for breach of the Warranties or under the Indemnity unless written notice of the claim identifying its source and circumstances (so far as within the knowledge of CRT and Peel Hunt at that date) shall have been given by CRT and Peel Hunt to the person against whom the claim is being made and in the case of the Directors only, such written notice must be made prior to the date which is three months after the publication of the audited accounts of the Company for the financial year ending 31 December 2007. There shall be no time limitation for giving notice of any claim against the Company for breach of the Warranties or under the Indemnity.

2. The maximum aggregate liability of each of the Directors under clause 12 and Schedule 2 and clause 13 of this Agreement shall not exceed the amount set out opposite his name in Schedule 1.

3. The maximum liability of the Company under clause 12 and Schedule 2 and clause 13 of this Agreement shall be the aggregate value of the Subscription Units acquired or subscribed for pursuant to the Placing at the Placing Price and before taking into account the expenses of the Placing.

4. Neither the Company nor the Directors shall have any liability in respect of any claim under the Warranties if and to the extent that such a claim occurs or is increased as a result of any change in legislation after the date of this Agreement (or any legislation not in force at the date of this Agreement) which takes effect retrospectively or the withdrawal after the date of this Agreement with retrospective effect of any published concession, or published general practice by any Tax Authority.

5. Neither the Company nor the Directors shall be liable to any of the Indemnified Persons for or in respect of:

         (a)      indirect loss or damage, special or punitive damages; or

         (b)      loss of profits;

         suffered or incurred by any Indemnified Person arising out of, or in connection with or resulting from this Agreement, whether any claim for such loss or damage is based on tort (including negligence), strict liability, contract (including breach of or failure to perform this Agreement or the breach of any representation or Warranty hereunder, whether express or implied) or otherwise.

6. For the avoidance of doubt, none of the provisions of this Schedule 4 shall apply in the event of fraud or dishonesty on the part of the relevant person, nor in respect of a breach of clause 12.3.

                                  SCHEDULE 5

                                  CERTIFICATE

                          [LETTERHEAD OF THE COMPANY]

CRT CAPITAL GROUP LLC
262 HARBOR DRIVE
STAMFORD
CONNECTICUT 06902

KBC PEEL HUNT LTD
111 OLD BROAD STREET
LONDON EC2N 1PH

                                                                [o][o] 2006

Dear Sirs

PLACING OF [o] UNITS

We refer to the placing agreement between us dated [o][o] 2006 relating to the above-mentioned placing (the "PLACING AGREEMENT"). Words and expressions defined in the Placing Agreement have the same meanings herein.

The Company and each of the Directors hereby confirm to you that:

(a) each of the Conditions referred to in paragraphs (a) to (f) (inclusive) of clause 2.1 of the Placing Agreement has been fulfilled in accordance with its terms;

(b) save as previously notified to CRT and Peel Hunt in accordance with clause 12.4 of the Placing Agreement (if relevant), none of the Warranties was untrue, inaccurate or misleading at the date of the Placing Agreement or would cease to be true or accurate or would become misleading if such Warranties were repeated at any time before Admission by reference to the facts and circumstances then subsisting; and

(c) the Company and the Directors have complied with or performed their respective obligations under the Placing Agreement to the extent that the same fall to be performed prior to Admission.

Yours faithfully



............................

[Officer], duly authorised
for and on behalf of Viceroy Acquisition Corporation and on behalf of the Directors

                                  SCHEDULE 6

                        FEES, COMMISSIONS AND EXPENSES

                                    PART IA
               AMOUNTS TO BE DEDUCTED FROM PROCEEDS BY PEEL HUNT

Peel Hunt shall pay out of the aggregate subscription monies paid to Peel Hunt by UK Placees, together with any amounts paid to Peel Hunt by CRT pursuant to clause 9.1:

1. For US$ Amounts To The Account Of Peel Hunt, To The Account Held By Peel Hunt At Barclays Bank Plc And Having The Following Details:

         Sort Code:                          20-19-90

         Account No:                         79120288

         Account Name:                       KBC Peel Hunt Ltd

         Swift:                              BARCGB22

         Iban:                               GB32 BARC 2019 9079 1202 88

         For UK(pounds) amounts to the account of Peel Hunt, to the account held by Peel Hunt at Barclays Bank plc and having the following details:

         Sort Code:                          20-19-90

         Account Number:                     60058548

         Account Name:                       KBC Peel Hunt Ltd

         Swift:                              BARCGB22

         Iban:                               GB47 BARC 2019 9060 0585 48

         US$540,000, calculated by deducting from US$810,000 representing Peel Hunt's commission of six per cent. of 10 per cent. of the aggregate value of the Subscription Units, less US$270,000, being that portion of commission that Peel Hunt has agreed to defer until the consummation of a Qualified Business Combination; and

2. US$9,000,000, being the Stabilisation Withholding Amount, into the Stabilisation Retention Account, being an account having the following details:

         Bank:                               Barclays Bank plc

         Sort Code:                          20-19-90

         Account No:                         79120288

         Account Name:                       KBC Peel Hunt Ltd

         Swift:                              BARCGB22

         Iban:                               GB32 BARC 2019 9079 1202 88

                                    PART IB
                  AMOUNTS TO BE DEDUCTED FROM PROCEEDS BY CRT

CRT shall pay out of the aggregate subscription monies paid to CRT by US
Places:

1. For US$ amounts to the account of CRT, to the account held by CRT at The Bank of New York and having the following details:

         ABA #:                              021-000-018

         Beneficiary:                        Pershing LLC

         Beneficiary Account No:             890-051238-5

         Ultimate Beneficiary:               CRT Capital Group LLC

         Ultimate Beneficiary Account No:    4LM-


         US$4,860,000, calculated by deducting from US$7,290,000 representing CRT's commission of six per cent. of 90 per cent. of the aggregate value of the Subscription Units, less US$2,430,000, being that portion of commission that CRT has agreed to defer until the consummation of a Qualified Business Combination.

                                   PART II
           PAYMENTS OF FEES OUT OF WORKING CAPITAL BY THE COMPANY

The Company shall, as at Admission, pay out of its working capital:

1. all amounts necessary to satisfy all expenses (together with VAT or other Tax chargeable thereon) for which the Company may be responsible pursuant to clause 11.2 (other than those expenses listed in Schedule 6 Part I), and specifically:

1.1      the professional fees and expenses of:

         (a) Mintz Levin Cohn Ferris Glovsky and Popeo LLP, Mintz Levin Cohn Ferris Glovsky and Popeo P.C. in the amount of US$400,000 to the following account:

                  Bank name:                Bank of America NA

                  Bank address:             5 Canada Square, London E14 5AQ

                  Sort Code:                16-50-50

                  SWIFT Code:               BOFAGB22 (for international wires)

                  Account Name:             Mintz Levin Cohn LLP RE Client Funds

                  Account number:           600868030049

         (b) KPMG LLP in the amount of (pounds)36,225 to the following account:

                  Sort Code:                20-00-00

                  Bank:                     Barclays Bank PLC
                                            One Churchill Plaza
                                            London EC14 5HP

                  Account Number:           40851590

                  SWIFT ID:                 BARCGB22

         (c) Bingham McCutchen LLP in the amount of US$75,000 to the following account:

                  Bank:                     Barclays Bank PLC
                                            99 Hatton Garden
                                            London EC1N 8DN

                  Account Number:           48833455

                  SWIFT ID:                 BARCGB22

         (d) Capital Printing (UK) in an amount of up to US$50,000 to such account as they may notify in writing to the Company.

1.2      to the accounts of Peel Hunt set out at Part IA of this Schedule:

         (a)      initial AIM listing fees of (pounds)4,340;

         (b)      pro rata payment of AIM annual fee of (pounds)3,127.18

         (c)      a corporate finance fee of US$200,000;

         (d) an initial fee in respect of Peel Hunt's appointment as Nominated Adviser under the Nominated Adviser Agreement of US$12,500; and

         (e)      out-of-pocket expenses of (pounds)3,997.

1.3 to the account of CRT set out at Part IB of this Schedule a corporate finance fee of US$1,350,000.

SIGNED by CHARLES SEVERS                             )        /s/ Charles Severs

for and on behalf of                                 )

CRT CAPITAL GROUP LLC                                )


SIGNED by ADAM HART                                  )        /s/ Adam D. Hart

for and on behalf of                                 )

KBC PEEL HUNT LTD                                    )


SIGNED by PAUL ANTHONY NOVELLY                       )

/s/ Paul Anthony Novelly                             )

                                                     )

                                                     )


SIGNED by LEE E. MIKLES                              )

/s/ Lee E. Mikles                                    )

                                                     )

                                                     )


SIGNED by DOUGLAS D. HOMMERT                         )

/s/ Douglas D. Hommert                               )

                                                     )

                                                     )


SIGNED by Douglas D. Hommert                         )

for and on behalf of                                 )

VICEROY ACQUISITION CORPORATION                      )

in the presence of: Mary B. Hockle                   )

/s/ Douglas D. Hommert

/s/ Mary B. Hockle

SIGNED by EDWIN A. LEVY                              )

/s/ Edwin A. Levy                                    )

                                                     )

                                                     )



SIGNED by THOMAS R. EVANS                            )

/s/ Thomas R. Evans                                  )

                                                     )

                                                     )



SIGNED by WILLIAM J. DORE                            )

/s/ William J. Dore                                  )

                                                     )

                                                     )